UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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School Specialty, Inc.

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SCHOOL SPECIALTY, INC.

W6316 Design Drive

Greenville, WI 54942

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

August 23, 2011

To the Shareholders of School Specialty, Inc.:

The 2011 Annual Meeting of Shareholders of School Specialty, Inc. will be held at School Specialty’s headquarters, located at W6316 Design Drive, Greenville, Wisconsin, on Tuesday, August 23, 2011 at 8:30 a.m. Central Time for the following purposes:

(1)	To elect the two directors nominated by the Board of Directors of School Specialty, Inc. to serve until the 2014 Annual Meeting of Shareholders as Class I directors;

(2)	To consider an advisory vote on the compensation of our named executive officers;

(3)	To consider an advisory vote on the frequency of the vote on compensation of our named executive officers;

(4)	To ratify the appointment of Deloitte & Touche LLP as School Specialty, Inc.’s independent registered public accounting firm for fiscal 2012; and

(5)	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement.

Shareholders of record at the close of business on July 8, 2011 are entitled to receive notice of and to vote at the Annual Meeting.

All shareholders are cordially invited to attend the Annual Meeting in person. However, whether or not you expect to attend the Annual Meeting in person, you are urged to vote by completing and returning the enclosed proxy card, or by telephone or Internet vote. Your prompt voting by proxy will help ensure a quorum. If you vote by proxy and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures described in the attached Proxy Statement.

By Order of the Board of Directors

Joseph F. Franzoi IV, Secretary

July 21, 2011

SCHOOL SPECIALTY, INC.

W6316 Design Drive

Greenville, Wisconsin 54942

July 21, 2011

Proxy Statement

Unless the context requires otherwise, all references to “School Specialty,” the “Company,” “we” or “our” refer to School Specialty, Inc. and its subsidiaries. Our fiscal year ends on the last Saturday of April each year. In this Proxy Statement, we refer to fiscal years by reference to the calendar year in which they end (e.g., the fiscal year ended April 30, 2011 is referred to as “fiscal 2011”).

This Proxy Statement is furnished by the Board of Directors of School Specialty for the solicitation of proxies from the holders of our common stock, $0.001 par value (the “Common Stock”), in connection with the Annual Meeting of Shareholders to be held at School Specialty’s headquarters, located at W6316 Design Drive, Greenville, Wisconsin, on Tuesday, August 23, 2011 at 8:30 a.m. Central Time, and at any adjournment or postponement thereof (the “Annual Meeting”). Shareholders may obtain directions to the Annual Meeting of Shareholders by contacting Karen A. Riching, Assistant Secretary, School Specialty, Inc., W6316 Design Drive, Greenville, Wisconsin 54942, telephone: (888) 388-3224.

It is expected that the Notice of Annual Meeting of Shareholders, this Proxy Statement and the enclosed proxy card, together with our Annual Report on Form 10-K for fiscal 2011, will first be sent to shareholders on or about July 23, 2011.

Shareholders can ensure that their shares are voted at the Annual Meeting by signing, dating and returning the enclosed proxy card in the envelope provided, by calling the toll-free telephone number listed on the proxy card or following the instructions for Internet voting on the proxy card. If you submit a signed proxy card or vote by telephone or Internet, you may still attend the Annual Meeting and vote in person. Any shareholder giving a proxy may revoke it before it is voted by submitting to School Specialty’s Secretary a written revocation or by submitting another proxy by telephone, Internet or mail that is received later. You will not revoke a proxy merely by attending the Annual Meeting unless you file a written notice of revocation of the proxy with School Specialty’s Secretary at any time prior to voting.

Proxies will be voted as specified by the shareholders. Where specific choices are not indicated, proxies will be voted as follows:

•	FOR the election of the two individuals nominated by the Company’s Board of Directors to serve as Class I directors;

•	FOR approval of the compensation of our Named Executive Officers (as defined in this Proxy Statement);

•	in favor of ONE YEAR as the frequency of the advisory vote on the compensation of our Named Executive Officers; and

•	FOR ratification of the appointment of the independent registered public accounting firm.

The Board of Directors knows of no other matters to be presented for shareholder action at the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote on the same in their discretion.

The expense of printing and mailing proxy materials, including expenses involved in forwarding materials to beneficial owners of Common Stock held in the name of another person, will be paid by School Specialty. No solicitation, other than by mail, is currently planned, except that officers or employees of School Specialty may solicit the return of proxies from certain shareholders by telephone or other electronic means.

Only shareholders of record at the close of business on July 8, 2011 (the “Record Date”) are entitled to receive notice of and to vote the shares of Common Stock registered in their name at the Annual Meeting. As of the Record Date, we had approximately 18,990,535 shares of Common Stock outstanding. Each share of Common Stock entitles its holder to cast one vote on each matter to be voted upon at the Annual Meeting.

Under Wisconsin law and School Specialty’s By-Laws, the presence of a quorum is required to conduct business at the Annual Meeting. A quorum is defined as the presence, either in person or by proxy, of a majority of the total outstanding shares of Common Stock entitled to vote at the Annual Meeting. The shares represented at the Annual Meeting by proxies that are marked, with respect to the director election, “withhold authority” or, with respect to any other proposals, “abstain,” will be counted as shares present for the purpose of determining whether a quorum is present. Broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from beneficial owners to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will also be counted as shares present for purposes of determining a quorum.

With respect to the vote required to approve the various proposals at the Annual Meeting, the following rules apply:

•

The directors will be elected by the affirmative vote of a plurality of the shares of Common Stock present, either in person or by proxy, at the Annual Meeting and entitled to vote. In the election of a director, votes may be cast in favor or withheld. Votes that are withheld and broker non-votes will have no effect on the outcome of the election.

•

Approval of the advisory resolution on the compensation of the Named Executive Officers requires that the number of votes cast in favor of the proposal exceed the votes cast opposing it. Abstentions and broker non-votes will therefore have no effect on the approval of this proposal.

•

The advisory vote to determine the frequency of the advisory vote on the compensation of our named executive officers is a plurality vote. School Specialty will consider shareholders to have expressed a non-binding preference for the frequency option that receives the most favorable votes.

•

Ratification of the appointment of the independent registered public accounting firm requires that the votes cast in favor of ratification exceed the votes cast opposing the ratification. Abstentions and broker non-votes will therefore have no effect on the approval of this proposal.

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Shareholders to be held on August 23, 2011

This proxy statement and our Annual Report on Form 10-K are available online at

www.voteproxy.com

(Select “View Materials Online” from the Shareholder Proxy Services menu.)

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information as of the Record Date (unless otherwise specified) regarding the beneficial ownership of shares of Common Stock by each of our directors, the executive officers named in the summary compensation table (the “Named Executive Officers”), all of our directors and executive officers as a group and each person believed by us to be a beneficial owner of more than 5% of the outstanding Common Stock. Except as otherwise indicated, the business address of each of the following is W6316 Design Drive, Greenville, Wisconsin 54942.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Outstanding Shares (8)
David J. Vander Zanden (1)	483,088	2.5%
Steven F. Korte (1) (2)	74,750	*
David N. Vander Ploeg (1) (2)	58,200	*
Rachel P. McKinney (1) (2)	31,950	*
Richmond Y. Holden (1) (2)	27,800	*
A. Jacqueline Dout (1)	27,210	*
Edward C. Emma (1)	32,210	*
Terry L. Lay (1)	41,710	*
Jonathan J. Ledecky (1)	543,377	2.9%
Herbert A. Trucksess, III (1)	34,210	*
Jacqueline F. Woods (1)	31,880	*
All executive officers, directors and director nominees as a group (11 persons) (1)	1,386,385	7.3%

MSD Capital, L.P. (3) MSD SBI, L.P. 645 Fifth Avenue, 21st Floor New York, NY 10022	2,784,500	14.7%

Artisan Partners Holdings LP (4) Artisan Investment Corporation Artisan Partners Limited Partnership Artisan Investments GP LLC ZFIC, Inc. Andrew A. Ziegler Carlene M. Ziegler Artisan Funds, Inc. 875 East Wisconsin Avenue, Suite 800 Milwaukee, WI 53202	2,686,353	14.1%

Wells Fargo & Company (6) 420 Montgomery Street San Francisco, CA 94163	1,527,288	8.0%

Dimensional Fund Advisors LP (5) Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	1,515,652	8.0%

BlackRock Inc. (7) 40 East 52nd Street New York, NY 10022	1,403,216	7.4%

Capital Research Global Investors (8) 933 South Hope Street Los Angeles, CA 90071	1,057,500	5.6%

*	Less than 1% of the outstanding Common Stock.

(1)	Share amounts include shares subject to options granted under our 1998, 2002 and/or 2008 Stock Incentive Plans that are currently exercisable, or exercisable within 60 days after the Record Date, in the amount of 373,900 for Mr. Vander Zanden, 62,750 for Mr. Korte, 43,200 for Mr. Vander Ploeg, 26,950 for Ms. McKinney, 15,800 for Mr. Holden, 21,210 for Ms. Dout, 26,210 for Mr. Emma, 36,210 for Mr. Lay, 36,210 for Mr. Ledecky, 26,210 for Mr. Trucksess, 26,210 for Ms. Woods and 694,860 for all executive officers and directors as a group.

(2)	Share amounts included restricted share awards granted in fiscal 2011 under our 2002 Stock Incentive Plan in the amount of 12,000 for Mr. Korte, 12,000 for Mr. Vander Ploeg, 12,000 for Mr. Holden and 5,000 for Ms. McKinney and 41,000 for all executive officers and directors as a group which, while not currently vested, have full voting rights.

(3)	MSD Capital, L.P. and MSD SBI, L.P. have jointly filed an amended Schedule 13D with the Securities and Exchange Commission (“SEC”) reporting that they had, as of June 20, 2006, shared voting and dispositive power over 2,784,500 shares of Common Stock.

(4)	The parties filed a Schedule 13G with the SEC reporting that they had, as of December 31, 2010, shared voting power over 2,574,053 shares of Common Stock and shared dispositive power over 2,686,353 shares of Common Stock. According to the filing, the shares were acquired on behalf of discretionary clients of Artisan Partners Limited Partnership (“Artisan Partners”), which holds 2,686,353 shares, including 1,769,253 shares on behalf of Artisan Funds, Inc. Persons other than Artisan Partners are entitled to receive all dividends from, and proceeds from the sale of, those shares. Artisan Investment Corporation (“Artisan Corp.”) is the general partner of Artisan Partners Holdings LP; Artisan Investments GP LLC is the general partner of Artisan Partners; ZFIC, Inc. (“ZFIC”) is the sole stockholder of Artisan Corp.; and Mr. Ziegler and Ms. Ziegler are the principal stockholders of ZFIC. Artisan Funds, Inc. is a registered investment company under Section 8 of the Investment Company Act of 1940, as amended (the “1940 Act”).

(5)	Dimensional Fund Advisors LP (“Dimensional”) has filed an amended Schedule 13G with the SEC reporting that it had, as of December 31, 2010, sole voting power over 1,491,339 shares of Common Stock and sole dispositive power over 1,515,652 shares of Common Stock in its role as investment advisor to four investment companies registered under the 1940 Act, and investment manager to certain other comingled group trusts and separate accounts (such trusts and accounts, together with such investment companies, referred to as the “Funds”). According to the filing, all securities reported therein are owned by the Funds, and Dimensional disclaims beneficial ownership of such securities.

(6)	Wells Fargo & Company (“Wells Fargo”) has filed a Schedule 13G with the SEC reporting that it had, as of December 31, 2010, sole voting power over 887,802 shares of Common Stock, sole dispositive power over 1,356,933 shares of Common Stock and shared dispositive power over 400 shares of Common Stock. Wells Fargo made the filing on its own behalf and on behalf of the subsidiaries listed therein, with whom the securities reported therein are beneficially owned on a consolidated basis.

(7)	BlackRock Inc. (“BlackRock”) has filed an amended Schedule 13G with the SEC reporting that it had, as of December 31, 2010, sole voting and dispositive power over 1,403,216 shares of Common Stock.

(8)	Capital Research Global Investors (“CRGI”), a division of Capital Research and Management Company (“CRMC”), is deemed to be the beneficial owner of 1,057,500 shares of Common Stock as a result of CRMC acting as investment adviser to various investment companies registered under Section 8 of the 1940 Act. One or more clients of CRGI have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, Common Stock. CRGI holds the shares of Common Stock on behalf of SMALLCAP World Fund, Inc.

(9)	Based on 18,990,535 shares of Common Stock outstanding as of the Record Date.

PROPOSAL ONE: ELECTION OF DIRECTORS

School Specialty’s Board of Directors currently consists of seven members. The Board of Directors has determined that the majority of the current directors are independent under the listing standards of The NASDAQ Stock Market LLC. Our independent directors include A. Jacqueline Dout, Edward C. Emma, Terry L. Lay, Jonathan J. Ledecky, Herbert A. Trucksess, III and Jacqueline F. Woods. Directors are divided into three classes, designated as Class I, Class II and Class III, with staggered terms of three years each. The term of office of the directors in Class I expires at the Annual Meeting. The Board of Directors proposes that the two nominees described below be elected as Class I directors for a new term ending at the 2014 Annual Meeting and until their successors are duly elected and qualified. Both of the nominees for director currently serve as Class I directors and are standing for re-election.

Each of the nominees has indicated a willingness to serve as a director, but if either of the nominees should decline or be unable to act as a director, the persons named in the proxy will vote for the election of another person or persons as the Board of Directors recommends.

The Governance/Nominating Committee has adopted guidelines for evaluating and selecting candidates for nomination to the Board of Directors. According to the guidelines, the Board of Directors should be composed of:

•	directors who will bring to the Board of Directors a variety of experience and backgrounds;

•	directors who will form a central core of business executives with substantial senior management experience and financial expertise;

•

directors who will represent the balanced, best interests of the shareholders as a whole and the interests of the Company’s stakeholders, as appropriate, rather than special interest groups or constituencies; and

•	qualified individuals who reflect a diversity of experience, gender, race and age.

The Governance/Nominating Committee evaluates the Board as a whole to determine the extent to which these guidelines are satisfied. Taken together, the Governance/Nominating Committee believes that the directors listed below form a core of business executives with substantial management experience and financial expertise and fulfill the objectives described above. The descriptions in this section provide certain biographical information about each of the nominees for election as a director, followed by a statement regarding the specific experience, qualifications, attributes or skills that led to the Governance/Nominating Committee’s conclusion that each director should serve as a director of the Company.

The Board of Directors unanimously recommends that shareholders vote “for” the election of the nominees to serve as directors set forth below.

NOMINEES FOR DIRECTOR—CLASS I

(term expiring 2014)

Name and Age of Director

Edward C. Emma Age 56

Mr. Emma has served as a director of School Specialty since June 2006. He has been President and Chief Operating Officer of Jockey International, Inc. since 1995, and has served in various management roles at Jockey International since 1991. Mr. Emma has been a director of Jockey International since 1994.

The Governance/Nominating Committee believes that the Board of Directors benefits from Mr. Emma’s experience as the President, Chief Operating Officer and a director of Jockey International. The Committee also believes that the Board of Directors benefits from the operational and strategic planning experience he has gained throughout his various roles with large companies, including the experience Mr. Emma has obtained as an executive office with Jockey International. In addition, Mr. Emma’s experience as a director of the Company and his prior service as the chairman of the Compensation Committee have provided him with an in-depth understanding of the business of the Company and the markets in which it competes.

Jonathan J. Ledecky Age 53

Mr. Ledecky has served as a director of School Specialty since June 1998 and was an employee of School Specialty from June 1998 to June 2000. He is currently President and a Director of Ascend Acquisition Corp., a publicly-traded company He has served as Chairman of Ironbound Partners Fund, LLC, a private investment management fund, since 1999. He previously served as President, Secretary and a director of Endeavor Acquisition Corp. from 2005 to 2007.

The Governance/Nominating Committee believes that Mr. Ledecky’s experience with the Company as a long-term director and as a former employee has given him an in-depth historical knowledge of all aspects of the Company’s business. Mr. Ledecky has extensive knowledge and insight related to equity and capital markets that the Committee believes are invaluable to the Board of Directors’ discussions of the Company’s capital and liquidity needs. The Committee also believes that the Board of Directors benefits from Mr. Ledecky’s substantial leadership experiences with various business and non-profit entities.

NOMINEES FOR DIRECTOR—CLASS II

(term expiring 2012)

Name and Age of Director

David J. Vander Zanden Age 56	Mr. Vander Zanden has served as President and Chief Executive Officer of School Specialty since November 2009 and as Chief Executive Officer since September 2002. He also served both as President and Chief Executive Officer from September 2002 to March 2007 and as Interim Chief Executive Officer from March 2002 to September 2002. Mr. Vander Zanden served as President and Chief Operating Officer from March 1998 to March 2002. From 1992 to March 1998, he served as President of Ariens Company, a manufacturer of outdoor lawn and garden equipment. Mr. Vander Zanden has served as a director of School Specialty since June 1998.

The Governance/Nominating Committee believes that Mr. Vander Zanden’s experience as Chief Executive Officer and other leadership positions within School Specialty, including his service as director, gives him unique insights into the Company’s challenges, opportunities and operations. This experience, along with his extensive business background and financial expertise, make him a critical member of the Board of Directors.

Jacqueline F. Woods Age 63

Ms. Woods has served as a director of School Specialty since December 2006. Ms. Woods is the retired President of AT&T Ohio, formerly SBC Ohio, and currently is a senior consultant with the Landau Public Relations firm. She is also a director of The Timken Company, The Andersons, Inc., University Hospitals and Playhouse Square Foundation. Additionally, she is trustee of Kent State University and Muskingum College.

The Governance/Nominating Committee believes that the Board of Directors benefits from Ms. Woods’s years of executive management experience as a senior executive at a large company, in her current role as a senior consultant, and as a member of various business and non-profit organization boards. Ms. Woods’s strong leadership experience, and extensive knowledge in the areas of marketing, strategy development, corporate governance and compensation also provide valuable experience and insight to the Board of Directors.

NOMINEES FOR DIRECTOR—CLASS III

(term expiring 2013)

Name and Age of Director

A. Jacqueline Dout Age 56

Ms. Dout has served as a director of School Specialty since August 2007.
Ms. Dout is President of Jacqueline Dout Enterprises, a strategic and financial advisory company. She is also an Executive Partner of Partners for Business Success, a consulting and advisory services firm. She retired at the end of 2008 from Pella Corporation, a designer, tester, manufacturer and installer of windows and doors, as Senior Vice President, Chief Financial Officer and Secretary, having joined the company in 2002. Prior to joining Pella, Ms. Dout was President of JJB Enterprises, Inc., a strategic and financial consulting firm. From 1994 to 1998, she was Executive Vice President and Chief Financial Officer of Champion Enterprises, Inc., a manufactured home builder and retailer, and before that was Vice President and Treasurer for IMCERA Group, Inc., a maker and seller of medical products. Ms. Dout is a director and a member of the compensation committee of The Charles Machine Works, Inc., a designer producer of underground constructions equipment. She has served on numerous education boards, including the Iowa State Board of Education and several university boards.

The Governance/Nominating Committee believes that the Board of Directors benefits from Ms. Dout’s significant expertise in the areas of accounting, finance, and mergers and acquisitions, as well as her substantial experience as a senior executive officer at several large public and private companies. The Board also benefits from Ms. Dout’s past experience as a public company director, audit committee chair and compensation committee member. In Ms. Dout role as a senior executive, her responsibilities have included such operational and administrative functions as Human Resources, Information Technology, Strategic Planning and Supply Management. Ms. Dout’s experience as a director of the Company and as a member of the Audit Committee, including as one of the designated “audit committee financial experts,” has provided her with a deep understanding of the business of the Company and the markets in which it competes.

Terry L. Lay Age 63

Mr. Lay has served as a director of School Specialty since June 2004 and was appointed non-executive Chairman of the Board in February 2006. Mr. Lay, who is retired, served as the Chairman and Chief Executive Officer of Haggar Clothing Co. from November 2007 through May 2009. Mr. Lay had previously been retired from VF Corporation since June 2005, having served as its Vice President and Chairman – Global Jeanswear Coalition. Previously, he served as Vice President and Chairman – Outdoor and International Jeanswear Coalitions. In October 2000, Mr. Lay was named Vice President Global Processes for VF Corporation in addition to his role as Chairman of VF’s International Jeanswear Coalition, which he held from March 1999 until his retirement. He previously served as President of the Lee Apparel Company.

The Governance/Nominating Committee believes that Mr. Lay’s experience with the Company as a director and non-executive Chairman of the Board, and as one of the designated “audit committee financial experts” of the Audit Committee, has given him an in-depth knowledge of all aspects of the Company’s business. The Committee also believes that the Board of Directors benefits from the leadership experience Mr. Lay has obtained as a senior executive officer at several large companies. He is highly experienced in driving operational excellence and attainment of financial objectives under a variety of economic and competitive conditions.

Herbert A. Trucksess, III Age 62

Mr. Trucksess has been a director of School Specialty since February 2007. He is the current Chairman and former Chief Executive Officer of Saia, Inc., previously SCS Transportation Inc., a leading less-than-truckload transportation and supply chain solutions business. Prior to leading Saia,
Mr. Trucksess was Chief Financial Officer at Saia’s former parent, Yellow Corporation (now YRC Worldwide) and previously held executive positions with Preston Corporation, a holding company for regional less-than-truckload carriers acquired by Yellow Corporation in 1993, and with affiliates of Sun Company (now Sunoco, Inc.).

The Governance/Nominating Committee believes that the Board of Directors benefits from the substantial senior management experience Mr. Trucksess has obtained through his positions at various large public companies. The Committee also believes that the Board of Directors benefits from
Mr. Trucksess’ extensive finance and accounting expertise as well as his knowledge of the transportation industry, which is an important component affecting the Company’s operations. Mr. Trucksess’ experience as a director of the Company and as the Chairman of the Audit Committee, including as one of the designated “audit committee financial experts,” have provided him with a deep understanding of the business of the Company and the markets in which it competes.

CORPORATE GOVERNANCE

The Board of Directors has standing Governance/Nominating, Compensation and Audit Committees, each of which is governed in accordance with a written charter. The Board of Directors held 15 meetings in fiscal 2011. In accordance with the Company’s Governance Guidelines, directors are expected to attend each regular and special meeting of the Board and of each committee of which the director is a member. Each director attended at least 75% of the meetings of the Board of Directors and meetings of committees on which such director served, if any, in fiscal 2011. In connection with each regularly scheduled Board meeting, the independent directors meet in executive session without the participation of our Chief Executive Officer or other executive officers. School Specialty does not have a policy regarding board members’ attendance at the annual meeting of shareholders; however, all of the members of the Board of Directors attended the 2010 annual meeting of shareholders.

The positions of Chairman of the Board and Chief Executive Officer of the Company are currently separate, with Mr. Lay serving as Chairman of the Board and Mr. Vander Zanden serving as President and Chief Executive Officer. The Company believes this leadership structure is appropriate at this time because it allows the Company to fully benefit from the leadership ability, industry experience and history with the Company that each of these individuals possesses.

Governance/Nominating Committee. The Governance/Nominating Committee is responsible for approving director nominations in accordance with the provisions of its charter. In connection with the selection and nomination process, the committee reviews the desired experience, skills and other qualities of potential candidates to assure the appropriate Board composition, taking into account the current Board members and the specific needs of School Specialty and the Board. The committee will generally look for individuals who have displayed high ethical standards, integrity, sound business judgment and a willingness to devote adequate time to Board duties. This process is designed to ensure that the Board includes members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to School Specialty. The Committee also periodically reviews director profiles and an inventory of director skills and experience. In addition, the Committee periodically reviews succession plans for the Chief Executive Officer, Chief Financial Officer and the other key executive officers.

Under the guidelines for evaluating and selecting candidates for election to the Board of Directors adopted by the Governance/Nominating Committee, the Board should be composed of directors who, among other things, will bring to the Board a variety of experience and backgrounds. In assessing the “variety of experience and backgrounds” of candidates, the Governance/Nominating Committee considers diversity, including race, gender and ethnicity. The Governance/Nominating Committee implements this policy by considering all aspects of each individual’s experience and background in the director nomination process, and assesses the effectiveness of the policy through regular reviews of the composition of the Board on an individual basis and as a whole.

The members of the Governance/Nominating Committee include Ms. Woods (Chairperson), Mr. Lay and Mr. Emma, each of whom is “independent” within the meaning of the listing standards of The NASDAQ Stock Market. The Governance/Nominating Committee held two meetings in fiscal 2011.

The Governance/Nominating Committee will consider candidates nominated by shareholders of School Specialty in accordance with the procedures set forth in School Specialty’s By-Laws. Under the By-Laws, nominations other than those made at the discretion of the Board of Directors (or persons appointed by the Board of Directors) must be made pursuant to a timely notice in proper written form to the Secretary of School Specialty. To be timely, a shareholder’s request to nominate a person for director at an annual meeting of shareholders, together with the written consent of such person to serve as a director, must be received by the Secretary of School Specialty at School Specialty’s principal office not less than 60 nor more than 90 days prior to the anniversary date of the annual meeting of shareholders in the immediately preceding year. To be in proper written form, the notice must contain certain information concerning the nominee and the shareholder submitting the nomination. Candidates nominated by shareholders of School Specialty in accordance with these procedures will be evaluated by the Governance/Nominating Committee on the same basis as other nominees.

The Board of Directors has adopted Corporate Governance Guidelines, which provide, among other things, the following policies relating to Board matters:

•

the Governance/Nominating Committee is responsible for coordinating an annual self-evaluation of the performance of the Board of Directors and each of its committees, the results of which will be discussed with the full Board;

•

unless specifically approved by the Governance/Nominating Committee, the chief executive officer of the Company may serve on the board of directors of no more than one other publicly-traded company, and the other members of School Specialty’s Board may serve on the boards of directors of no more than two other publicly-traded companies;

•

any director appointed by the Board will be nominated for election by the Company’s shareholders for the balance of the term of the class to which such director is appointed at the Company’s first annual meeting of shareholders following such appointment; and

•	no individual who would be 72 years of age or older at the time of his or her election will be eligible to stand for election to the Board of Directors.

Compensation Committee. The responsibilities and powers of the Compensation Committee pursuant to its charter include the following:

•	reviewing and updating, as needed, the Company’s executive compensation objectives, policies and philosophy;

•

the review and approval of the performance and compensation of the Company’s executive officers, including the Chief Executive Officer, whose compensation must also be ratified by a majority of the independent members of the Board of Directors;

•	making recommendations to the Board of Directors with respect to incentive compensation and equity-based or other compensation plans that require full Board approval;

•

the review and administration of the Company’s executive compensation plans, including all incentive compensation and equity-based or other compensation plans, and designating plan participants, establishing objectives and applicable performance measurement criteria and approving awards;

•

serving as the committee required under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), with responsibility for establishing, administering, and certifying attainment of performance goals in order to comply with such section as the Compensation Committee deems appropriate;

•

reviewing the level and composition of compensation and benefits provided to non-employee members of the Board of Directors on a periodic basis, and approving any changes, with ratification of such changes by a majority of the independent members of the Board of Directors;

•

as required under the rules of the SEC, providing a Compensation Committee report to be included in the Company’s annual proxy statement which states whether (1) the Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required to be included in the Company’s annual proxy statement, and (2) based on the review and discussion referred to above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s annual proxy statement; and

•	taking further action as necessary or appropriate upon authority provided by the Board of Directors with respect to any other compensation matters that may arise.

While the review of succession plans for executive officers is the responsibility of the Governance/Nominating Committee, the Company’s Corporate Governance Guidelines provide that the Compensation Committee will oversee the evaluation of the performance of the executive officers of the Company, and will counsel the appropriate executive officers in management development and performance evaluation matters.

The Compensation Committee may delegate authority and assign responsibility with respect to such of its functions to such officers of the Company, or committees comprised of officers or subcommittees of committee members, as it may deem appropriate from time to time. In addition, in the course of fulfilling its duties, the Compensation Committee has the sole authority to retain, at the Company’s expense, a compensation consultant, to approve the consultant’s fees and other retention terms, and to terminate any such compensation consultant. The Compensation Committee also has the sole authority to retain, at the Company’s expense, legal, accounting or other advisors, including sole discretion to approve the fees and other retention terms of any such advisor, and to terminate any such advisor.

The members of the Compensation Committee are Ms. Dout (Chairperson), Mr. Trucksess and Ms. Woods, each of whom is “independent” within the meaning of the listing standards of The NASDAQ Stock Market. The Compensation Committee held nine meetings in fiscal 2011. Additional information regarding the role of the Compensation Committee may be found under “Executive Compensation—Compensation Discussion and Analysis” in this Proxy Statement.

Audit Committee. The Audit Committee is a separately designated standing committee of the Board which was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee is responsible for oversight of School Specialty’s accounting and financial reporting processes and the audit of School Specialty’s financial statements. In addition, the Audit Committee, with the assistance of the Chief Human Resources Officer, is responsible for administering, investigating violations of and determining corrective and disciplinary action under the Company’s Code of Ethics. The members of the Audit Committee are Mr. Trucksess (Chairman), Mr. Lay and Ms. Dout, each of whom is “independent” within the meaning of the listing standards of The NASDAQ Stock Market. Mr. Trucksess, Mr. Lay and Ms. Dout have each been determined by the Board of Directors to be an “audit committee financial expert” for purposes of the rules promulgated under the Exchange Act. The Audit Committee has adopted, and the Board of Directors has approved, a charter for the Audit Committee. The Audit Committee held four meetings in fiscal 2011.

Shareholders wishing to communicate with members of the Board of Directors may direct correspondence to such individuals c/o Karen Riching, Assistant Secretary, W6316 Design Drive, Greenville, Wisconsin 54942. The Assistant Secretary will regularly forward such communications to the appropriate board member(s).

Certain documents relating to corporate governance matters are available on School Specialty’s web site at www.schoolspecialty.com. These documents include the following:

•	The charters of the Audit Committee, the Compensation Committee and the Governance/ Nominating Committee;

•	Corporate Governance Guidelines; and

•

Code of Business Conduct/Ethics, which contains an employee hotline number that employees may use to report suspected code violations on a confidential basis. All employees of School Specialty have been made aware of the availability of the hotline.

Board Oversight of Risk. Our Board of Directors has overall responsibility for risk oversight with a focus on the most significant risks facing the Company. At the end of each year, management and the Board jointly develop a list of major risks that the Company plans to prioritize in the next year. Throughout the year, the Board and the committees to which is has delegated responsibility dedicate a portion of their meetings to the review and discussion of specific risk topics in greater detail. The Board has delegated responsibility for oversight of specific risks to Board committees as follows:

•

The Audit Committee oversees the Company’s risk policies and procedures related to the financial statements and financial reporting processes. At least two times a year, the Audit Committee receives a risk update, which focuses on the principal risks affecting School Specialty and reports on the Company’s risk assessment and risk management guidelines, policies and processes.

•

The Compensation Committee monitors the risks associated with management resources, development and selection processes, including evaluating the effect the compensation structure may have on risk decisions.

•	The Nominating and Corporate Governance Committee oversees risks related to the Company’s governance structure and processes, succession planning and risks arising from related person transactions.

The Board’s risk oversight process builds upon management’s risk assessment and mitigation processes, which include standardized reviews of long-term strategic and operational planning, executive development and evaluation; regulatory and litigation compliance; financial reporting and controllership; and information technology and security.

RELATED PARTY TRANSACTIONS

The Company’s Audit Committee Charter provides that the responsibilities of the Audit Committee include a review and approval of all related-party transactions with directors, executive officers, 5% shareholders, members of their family and persons or entities affiliated with any of them. While the Charter does not provide specific procedures as to the review of related-party transactions, the Audit Committee requires management to present to the Committee at each quarterly meeting the details of any such transactions. Any such related-party transactions would be reviewed and evaluated by the Audit Committee members based on the specific facts and circumstances of each transaction. The Audit Committee’s philosophy is to discourage all related-party transactions, and as such, the Company has not entered into any related-party transactions in recent years.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires School Specialty’s directors and officers, among others, to file reports with the SEC disclosing their ownership, and changes in their ownership, of stock in School Specialty. Copies of these reports must also be furnished to School Specialty. Based solely on a review of these copies, School Specialty believes that all filing requirements were complied with on a timely basis during fiscal 2011.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

The Compensation Committee (which we refer to in this section as the “Committee”) of the Company’s Board of Directors is responsible for administering the Company’s compensation programs. The Committee establishes compensation arrangements for senior management and administers the granting of stock-based awards. The Committee strongly believes in the concepts of both pay for performance and in aligning the compensation of the Named Executive Officers with the interests of shareholders. The business context in which the Committee made its decisions and the resulting compensation actions for fiscal 2011 are summarized below, followed by a more detailed discussion of the background and rationale for these actions.

Fiscal 2011 Business Context

Leading into fiscal 2011, the outlook for our business indicated a challenging environment, similar to that experienced in fiscal 2010. The macroeconomic dynamics in place at the end of fiscal 2010 were expected to continue into fiscal 2011, and the US economy in particular was expected to struggle in its recovery from the global economic crisis that started in late 2008. The factors negatively impacting the timing and strength of the recovery also were expected to negatively impact school funding, a key driver of our customer’s ability to purchase our products. While management actively worked to maximize the opportunities available to the Company, it was anticipated that it would be a difficult year. In addition, the uncertain economic environment made it difficult to project credible intermediate or longer-term results.

In light of these expectations, the Committee, working with management, took several actions with respect to fiscal 2011 executive compensation:

•	Suspended planned salary increases for all named executive officers

•	Continued the suspension of the Company match to the 401(k) plan

•	Reduced target annual bonus opportunities for all named executive officers to 10% of salary

•	Tied the vesting of Non-Vested Stock Units (NSUs) to a one-year Adjusted EPS target, with an additional two years of vesting subject to continued employment

At the beginning of fiscal 2011, the Board of Directors approved a business plan that reflected the Company’s expectations for fiscal 2011 performance. The Committee established the incentive plan performance metrics, consistent with the business plan. These performance metrics served as measures for the Company’s annual cash incentive awards and the Company’s long-term equity incentive awards. In establishing these performance metrics, the Committee considered the uncertainty related to the impact of the recessionary economic environment. The Committee also determined that meeting these goals would require continued execution on the Company’s growth and performance strategy.

Fiscal 2011 Results and Compensation Implications

Market conditions deteriorated during fiscal 2011more than the Company originally expected. In addition, execution issues in pricing and catalog circulation hurt Company sales. As a result of these factors, sales declined 15.2% from fiscal 2010. This revenue decline also was a key contributor to a non-cash goodwill impairment charge that reduced EPS by $18.28. The Company responded to the decline in school funding by initiating cost savings actions and continuing its focus on free cash flow. In addition, all associates were required to take two weeks of unpaid furlough, resulting in a compensation decrease of approximately 4% for these employees.

In light of these financial results, the Company did not achieve the threshold performance requirement for either the annual cash bonus plan or the NSU awards. Therefore, no cash bonus was paid for fiscal 2011 and the NSUs granted during fiscal 2011 were forfeited. This was the third year in a row that no cash bonuses were paid to the named executive officers. In addition, stock options granted during fiscal 2011, as well as all other outstanding option awards, were “underwater” as of the end of the fiscal year, meaning the exercise price was higher than the market price of the Company’s stock.

The Committee believes these outcomes reflect a strong pay for performance orientation of School Specialty’s executive compensation program. In fact, as shown in the table below, actual compensation realized by the CEO the past three years has been significantly lower than that shown in the Summary Compensation Table (SCT). The SCT is required to show the accounting value of equity awards, which have had little connection to the actual value realized from the awards by the recipients.

Actual Compensation Realized—Fiscal 2011

	Fiscal Year	Base Salary ($)	Bonus ($)	Actual Stock Awards ($) (1)	Actual Options Awards	Other Compensation	Actual Compensation Realized	Total per Summary Comp Table
David J. Vander Zanden	2011	$649,038	$—	$—	$697,835	$—	$1,346,873	$2,041,833
Chief Executive Officer	2010	$662,019	$—	$426,173	$700,910	$—	$1,789,102	$2,027,066
	2009	$675,000	$—	$—	$—	$6,900	$681,900	$1,436,255

(1)	The performance for the fiscal 2009 and 2011 NSUs was below the established threshold. As such, no shares were earned under these performance plans. The fiscal 2010 performance was within the targeted performance and were awarded at 88% of target.

While the Company did not meet the incentive compensation performance goals established at the beginning of fiscal 2011, the Company’s expense reduction efforts did result in a reduction of approximately $19 million in operating costs.

The Committee, upon recommendation of the CEO and taking into consideration the fact most of the senior management team was recruited to the Company in recent years and has experienced significantly below-target compensation given the economic environment, awarded a special grant of restricted shares. These shares were granted to, among others, the Named Executive Officers, excluding the Chief Executive Officer, to serve as an additional retention vehicle while the Company positions itself for future shareholder value creation. The Committee felt this grant served both the purpose of retention and alignment of shareholder interests, particularly given the history of awards over the last three years. The value of these awards, which will not be fully realized unless the named executive officers stay with the Company at least five years, was far below that lost as a result of the lack of bonus awards and forfeited incentive shares.

Fiscal 2011 Performance

At the beginning of fiscal 2011, the Board of Directors approved a business plan that reflected the Company’s initial expectations of the Company’s fiscal 2011 performance. The Committee established the performance metrics, consistent with the business plan, including consolidated diluted earnings per share adjusted to exclude the impact of FASB ASC Topic 470-20, “Convertible Debt and Other Options” (FASB ASC Topic 470-20) (“Adjusted EPS”) and operating segment earnings before interest, tax, depreciation and amortization (“EBITDA”). These performance metrics served as measures for the Company’s annual cash incentive awards and the Company’s long-term equity incentive awards. In establishing these performance metrics, the Committee considered the uncertainty related to the impact of the recessionary economic environment. The Committee determined that meeting these goals would require continued execution on the Company’s growth and performance strategy.

Fiscal 2011, similar to fiscal 2010, was a challenging year as a result of the global macroeconomic environment, which continues to negatively impacted school funding. Market conditions, which deteriorated more than the Company originally expected, along with execution issues in pricing and catalog circulation, resulted in a sales decrease of 15.2%. This revenue decline also was a key contributor to a non-cash goodwill impairment charge that reduced EPS by $18.28. The Company responded to the decline in school funding by initiating cost savings actions, continuing its focus on free cash flow, suspending salary increases, requiring all associates to take two weeks of furlough, and continuing the suspension of the Company match to the 401(k) plan. While the Company did not meet the incentive compensation performance goals established at the beginning of fiscal 2011, the Company’s expense reduction efforts did result in a reduction of approximately $19 million in operating costs. The Committee believes these actions should position the Company well to capitalize on future revenue growth when the economy and school funding returns to more normal levels.

Fiscal 2011 Executive Compensation Implications

The Committee believes it is prudent to restrain certain components of expense during periods of significant economic uncertainty. Thus, while the Company and the Committee remain committed to the longer term compensation objectives and philosophies as described below, it has been necessary and appropriate to implement shorter term expense reduction actions in these challenging economic times to enhance shareholder interests.

One short-term change that the Committee implemented for fiscal 2011 was to significantly reduce the available potential payout under the Company’s annual incentive compensation plan. For fiscal 2011, the Committee committed to a maximum company-wide payout of $1 million upon the achievement of the Adjusted EPS target, before the impact of convertible debt accounting and the non-cash goodwill impairment, of $1.30 per share. If the threshold had been achieved, approximately $140,000 of the $1 million bonus pool would have been allocated to the Named Executive Officers. The threshold Adjusted EPS goal was not achieved in fiscal 2011 and, thus, no annual incentive compensation payouts were made.

Due to the lack of incentive payouts and the significantly reduced value of equity awards over the past three years, the Committee determined that the retention aspect of the compensation program was not being met. As a result, the Committee determined to make a special grant of restricted shares to director-level associates and above with a vesting schedule of four or five years, depending on the associates’ level. The Named Executive Officers, other than the Chief Executive Officer, received restricted shares under this grant, with the graduated vesting of these shares occurring on the third, fourth and fifth anniversaries of the grant date.

Philosophy and Objectives

The Committee’s philosophy is that the compensation paid to the Company’s executive officers should be market competitive, be aligned with the short-and long-term financial goals of the Company and be reflective of the performance of the executive officers as individuals. Compensation should also motivate executives to make decisions and pursue opportunities that are aligned with shareholder interests while not exposing the Company to unnecessary risk. The Company’s executive compensation plans are structured in a manner intended to provide a balance of fixed compensation and performance-based incentive compensation.

The Company’s executive compensation program is designed to achieve the following objectives:

•	Competitiveness and Retention—Compensation should be sufficient to attract, retain and motivate highly talented executive officers critical to the success of School Specialty.

•	Pay for Performance—A significant portion of the annual compensation paid to the executive officers should vary with the annual business performance without encouraging inappropriate risk-taking.

•

Alignment with Shareholder Interests—Compensation plans should enhance shareholder value by aligning the annual and long-term financial objectives of our executive officers with the interests of shareholders.

•	Provide Modest Perquisites—Perquisites for the named executive officers should be minimized and limited only to those items which may serve a direct business purpose.

The Committee uses these objectives as a foundation in designing a competitive compensation package for the Company’s executive officers which combines both cash and non-cash components, and which places a significant portion of total compensation at risk by tying compensation to the Company’s annual and long-term financial performance and to the creation of shareholder value. The program is also designed to differentiate among and reward the Company’s best performers and to allow executive officers to build an equity stake in the Company, aligning their interests with those of shareholders.

The philosophy for the compensation structure for the Company’s Named Executive Officers also provides the framework for the compensation structure for all other Company associates.

Decision-Making Process for Executive Compensation

Role of Compensation Committee

The Committee is responsible to the Board of Directors for reviewing and approving the strategy and design of the Company’s executive compensation programs. The Committee, which consists of three independent directors, is responsible for the following:

•

Review and approval of the performance and compensation of the Company’s executive officers, including the Chief Executive Officer, whose compensation must also be ratified by a majority of the independent members of the Board of Directors.

•

Evaluation and review of the mix of performance metrics on a periodic basis in an effort to ensure a strong correlation between the performance metrics used for incentive compensation purposes and shareholder interests.

•	Review and approval of the specific performance metrics to be used for the executive compensation plans.

•	Evaluation of the competitiveness of each executive officer’s total compensation package.

•	Approval of payouts based on achievement of performance metrics.

The Committee also reviews the total amount and type of compensation paid to non-employee members of the Board of Directors. Any changes related to compensation of non-employee members of the Board of Directors is approved by the Committee and ratified by the independent members of the Board of Directors.

In making executive compensation decisions, the Committee will consider the results from this year’s and future advisory shareholder votes regarding the Company’s executive compensation program.

Role of Company Management

The Committee is also supported in its work by the Company’s Chief Human Resources Officer and supporting personnel. The Chief Human Resources Officer works closely with the Committee and the Independent Compensation Consultant. This support includes providing reports, data and analysis with respect to current and proposed compensation, answering inquiries from members of the Committee, preparing documentation with respect to compensation plans and programs, and advising the Committee concerning compensation decisions (except as it relates specifically to her compensation). The Chief Executive Officer provides input to the Chief Human Resources Officer to develop recommendations concerning executive officer compensation (with the exception of the Chief Executive Officer’s own compensation, which is determined by the Committee and ratified by the independent members of the Board of Directors) and presents these recommendations to the Committee and the Independent Compensation Consultant.

Role of the Independent Compensation Consultant

Under its charter, the Committee has the authority to retain a compensation consultant at the Company’s expense. The Committee engages Towers Watson as an independent compensation consultant (which we refer to as the “Independent Compensation Consultant”) for advice on matters of senior executive compensation. The

Committee retains the sole authority to hire a consultant, approve its compensation, determine the nature and scope of its services, evaluate its performance and terminate its engagement. A representative of the Independent Consultation Consultant attends meetings of the Committee, as requested. However, the Committee makes all decisions regarding the compensation of its executive officers.

During fiscal 2011, the Committee instructed the Independent Compensation Consultant to perform the following services:

•	Provide an assessment of the total compensation for executive level positions;

•	Provide advice on competitive practice and executive compensation issues and trends;

•	Provide a review of the Company’s overall compensation plan design, with a focus on long-term incentives;

•	Provide input to management on the process for completing a risk assessment of the Company’s compensation programs and review the results of management’s process; and

•	Review the Company’s annual proxy materials.

At the direction of the Committee, the Independent Compensation Consultant works with the Company’s Chief Human Resources Officer to understand the Company’s business issues and compensation objectives. The recommendations of the Independent Compensation Consultant are provided to the Committee and the Chief Executive Officer. The Independent Compensation Consultant does not work for the Company other than acting as an advisor to the Committee. The Company paid the Independent Compensation Consultant $45,822 in fees for services performed for the Committee during fiscal 2011.

Determining the Competitive Market

As part of its engagement, the Independent Compensation Consultant provides an executive compensation analysis. This analysis is a summary of proprietary survey data that reflects size-adjusted company revenue (approximately $1.0 billion) and comparative employment position information from a general industry group of approximately 400 companies. This analysis includes each element of target total compensation (salary, annual incentive, long-term incentive) and target total direct compensation for positions comparable to the Company’s executive officers. Data are expressed in terms of percentiles for the companies comprising the survey group.

The Committee reviews the analysis as a validation when setting both the target compensation amounts as well as the allocation between long-term equity compensation and currently payable cash compensation. The Committee’s targets for the Company’s executive compensation are for each of the compensation components to be within 15% of the 50th percentile, or median, of the market data. The Committee believes that compensation at or near the median will result in a competitive compensation package sufficient to address retention of executives during normal economic times. This median is a guideline which the Committee will reference as a validation step; the Committee does use its discretion to vary from the median based on its review of other subjective items such as individual job performance, complexities and responsibilities of the position, potential for advancement and experience. Through this form of benchmarking, the Committee targets compensation for each compensation element to be within ranges near the market median for the companies in the survey data. The survey data is a database of general industry executive compensation data compiled by its independent compensation consultant. The attached Appendix A includes the listing of those companies included in this survey data. For fiscal 2011, the results of the comparisons of the Named Executive Officers compensation elements to the 50th percentile of the survey data were as follows:

	Base Salary	Annual Cash Incentive		Long-Term Incentive
	% Difference from 50th Percentile	Target Bonus as % of Salary	50th Percentile Target Bonus as % of Salary	% Difference from 50th Percentile
David J. Vander Zanden	-8%	10%	95%	-2%
David N. Vander Ploeg	-10%	10%	53%	-11%
Steven F. Korte	21%	10%	49%	-15%
Richmond Y. Holden	-3%	10%	40%	-19%
Rachel M. McKinney	13%	10%	51%	12%

Use of Tally Sheets

The Committee annually reviews all components of each Named Executive Officer’s compensation in a set of tally sheets. The tally sheets provide a comprehensive summary of the vested and unvested value of all outstanding equity awards held by each Named Executive Officer at current and assumed future stock prices and a summary of the severance benefits potentially payable to each Named Executive Officer as of year-end under various termination scenarios. The Tally Sheets provide the Committee with the context for the decisions it makes in relation to total compensation and allow the Committee to better assess total compensation and the relationship of the various components to each other. The Tally Sheets also allow the Committee to assess the extent to which wealth creation exists through the equity-based compensation plans and assess the retention incentive of unvested awards.

Risk Assessment

During fiscal 2011, the Committee reviewed a summary of the Company’s compensation policies and practices for all associates, including executive officers. This review included the application by management of a risk assessment template provided by the Independent Compensation Consultant and an assessment of the design features of all Company incentive plans as well as the process by which incentives are established and administered.

Based on this review, the Committee believes that the Company’s performance-based cash and equity compensation programs create appropriate incentives to increase long-term shareholder value, and that these programs have been designed and administered in a manner that discourages undue risk-taking by associates. Key features that serve to mitigate risk are as follows:

•	Limits on annual cash incentive bonuses and performance-based NSU awards. Potential payouts are capped and no amounts are paid if minimum acceptable financial metrics are not attained.

•	The use of two distinct long-term incentive vehicles (stock options and performance-based NSUs) that vest over a number of years. This provides incentives for sustained strong financial performance.

•	Stock ownership guidelines for senior executives and outside directors, which are intended to ensure alignment with shareholder interests over the long-term.

•

Committee discretion to reduce payouts under both the annual cash incentive and the performance-based NSU programs. This discretion allows the Committee to make adjustments for such items as financial restatements.

•

Compensation is primarily based on Company-wide performance metrics, as opposed to individual performance metrics. Company-wide metrics are generally more difficult to manipulate than individual performance measures.

Based on this risk assessment, the Committee determined that its compensation programs are not reasonably likely to have a material adverse effect on the Company.

Components of Executive Compensation

The principal components of our executive compensation program and the purpose of each component are presented in the following table.

Compensation Component	Key Characteristic	Purpose	Comments
Base Salary	Fixed compensation component. Reviewed annually and adjusted if and when appropriate.	Intended to compensate executive officer fairly for responsibility of position held.

Named Executive Officer’s salary level is relative to survey data. Annual adjustments are based on:

•   Individual and Company performance

•   Responsibilities

•   Experience

•   Information provided in survey data

Annual Cash Incentive Compensation	Variable compensation component. Performance-based. Payable based on total Company and/or business unit performance.	Intended to motivate and reward the achievement of annual business objectives.	Committee annually sets target as percentage of base salary. Potential payout percentages have been reduced in fiscal 2011 due to current financial results.
Long-Term Incentive Compensation (Equity Awards)

Stock Options

(50% of long-term award value)

•   Vest ratably over 4 years

Performance-based Non-Vested Stock Units (NSUs) (50% of long-term award value)

•   Settled in shares of Company stock

•   Cliff vest after three years, if performance goal is achieved at threshold level or higher.

Aligns interest with long-term shareholder interests by linking part of the compensation to long-term Company stock price performance.

Mix of stock options and performance-based NSUs creates balanced compensation-at-risk profile.

Because this emphasizes long-term shareholder value, it serves to minimize the risk that annual cash incentives could have on excessive risk-taking.

Performance measures have historically been Adjusted EPS and business unit EBITDA.

It is the intention of the Committee that, in allocating among the various components of the Company’s compensation program, the total compensation value for the Company’s executive officers will reflect the median of the competitive market, as described below. The Committee establishes performance criteria and goals at levels it believes will deliver value approximating the median range of compensation at comparable companies for delivering target performance. Actual pay will vary from the median range for performance that varies from target. When setting the compensation arrangements for each executive officer, the Committee considers these components individually, as well as on an aggregate (total compensation) basis.

Allocation of Compensation Value Among Components

Each of the components of total compensation (base salary, annual cash incentive awards and long-term incentive awards) is reviewed by the Committee, with the assistance of the Independent Compensation Consultant and the Company’s Chief Human Resources Officer, against the market median. The Committee references the market median as a guideline for the allocation between its long-term compensation and annual compensation in an effort to ensure the compensation mix is competitive within the market in which the Company competes for executive level talent.

Although the Committee believes compensation at or near the 50th percentile of the survey data for both target total compensation and the allocation among the three compensation components will result in a competitive compensation package to attract, motivate and retain executives, this median is primarily a guideline. While the Committee retains the discretion to consider other subjective criteria in setting compensation, such as individual job performance, complexities and responsibilities of an individual’s position, potential for advancement, experience and retention. These other subjective factors are incorporated into the Committee’s philosophy in order to provide the Committee the flexibility to adjust compensation when it believes the market median does not reflect the contribution by or expected of a particular officer of the Company. After taking these factors into account, the fiscal 2011 compensation for the Named Executive Officers, in the aggregate, remained aligned with the market median.

The total compensation for certain executive officers and other senior leaders may be higher or lower than the median guideline if superior or subpar results are achieved. For the Named Executive Officers, the portion of total compensation at risk is significantly higher than for less senior executive officers. A more detailed discussion of each program is provided below.

Base Salary

The Committee views base salary as an important tool for fulfilling its objective of attracting and retaining highly competent executive officers in a competitive market. In addition to the consideration of the market median base salary data for a particular position, the Committee considers other factors when determining base salary, such as complexities and responsibilities of the position, individual performance, potential for advancement, and the experience of the executive. The Committee also considers the CEO’s recommendations, which are based in substantial part on the guidelines described above as well as on other subjective factors, including the CEO’s evaluation of the performance of each named executive officer against objectives established at the start of each year, their current and future responsibilities, the Company’s recent financial performance, retention considerations and general economic and competitive conditions. Base salaries also serve as a basis for the Company’s annual Incentive Bonus Plan, which expresses bonus opportunity as a percentage of annual base salary. The Committee reviews and approves the base salary for all executive officers and requests ratification from the independent members of the Board of Directors regarding the compensation of the CEO.

As discussed above, the Committee generally targets the market median (50th percentile) when establishing base salaries at the beginning of the term of each executive’s employment agreement, an approach it believes allows the Company to effectively compete in the market for qualified employees without placing an overemphasis on fixed compensation. The incoming base salary of the executive is then subject to the Committee’s annual review and adjustment. Based on the factors described above, actual salary levels may vary from the market median. However, the Committee’s guideline is that actual salary levels should not vary more than 15% from the market median. The Committee’s establishment and adjustment of base salaries are not directly tied to specific performance metrics.

The Committee’s decisions regarding Named Executive Officers’ base salaries for fiscal 2011 were primarily driven by the impact which macroeconomic conditions have had on school spending and their effect on Company financial performance. Due to the recent financial results and as part of the Company’s expense reduction initiatives, base salaries for Named Executive Officers were not increased in fiscal 2011, except that, effective June 22, 2010, Mr. Korte’s base salary was increased from $341,550 to $375,000 based on an evaluation of salaries for comparable positions in the publishing industry. The Committee believes the publishing industry better aligns with Mr. Korte’s business segment than the survey data for purposes of base salary.

Each of the Named Executive Officers, along with all other Company associates, took a two-week mandatory furlough during fiscal 2011. Mr. Korte’s salary amount as described above does not reflect the reduction in his fiscal 2011 total base salary attributable to the furlough. The salary amounts shown in the Summary Compensation Table below for fiscal 2011 reflect the impact of the two-week furlough.

As part of the Company’s continuing expense reduction initiatives, the Committee intends to freeze base salaries for the Named Executive Officers in fiscal 2012.

Annual Cash Incentive Bonus Plan

The Committee believes that a significant portion of total compensation should be directly related to and contingent upon objective performance criteria in order to align the interests of the executive officers with the interests of the Company and its shareholders and motivate participants to achieve Company performance goals and enhance shareholder value. The Committee believes it is important to have a significant portion of annual cash compensation tied to the short-term (annual) performance of the Company, since the executive officers bear significant responsibility for that performance. Accordingly, the executive officers participate in the Company’s Incentive Bonus Plan, which provides an annual cash incentive based on objective performance criteria established by the Committee annually, which are linked to each individual’s profit center and/or the Company as a whole. It is intended that, at target performance, this component of the total compensation of executive officers be competitive with the median of the market, but also reward executive officers for the achievement of performance objectives. Potential payouts under the annual cash incentive bonus plan are based on a percentage of each participant’s base salary. Cash incentive bonuses are payable following the conclusion of the 12-month period upon which the bonus is based, if the Company’s performance goals are achieved at or above threshold level.

Threshold performance levels have not been achieved in any of the last three fiscal years and, as such, no annual cash incentive bonus has been paid for those years.

Administration of the Incentive Bonus Plan involves the following steps:

•	Establishing the performance metrics;

•	Setting threshold, target and maximum goals and award opportunities for each metric; and

•	Measuring actual financial performance against the goals to determine the amount of any incentive payouts.

Establishing Performance Goals

The Committee annually reviews and establishes targets for annual bonus payouts to be applicable for the current plan year. At the regularly scheduled June board meeting, the Committee approves the performance metrics to be employed for the plan year, the performance goals for the metrics, the relative weighting of the metrics, and the payout as a percentage of the target performance level. For the fiscal 2011 incentive plan, the sole performance criterion for Mr. Vander Zanden, Mr. Vander Ploeg, and Ms. McKinney was Adjusted EPS. Adjusted EPS for this purpose means reported earnings per share adjusted for the non-cash impact of goodwill impairments and convertible debt accounting. For Mr. Korte and Mr. Holden, the performance criteria was EBITDA for the business units for which they are responsible, which is referred to as group EBITDA. The Committee used Adjusted EPS and group EBITDA as the primary performance measures as it believes that those measurements are closely correlated with the creation of shareholder value. However, if the Company does not achieve its threshold, or minimum, Adjusted EPS target, the portion of the cash incentive bonus attributable to

EBITDA will not be earned regardless of how the group performed. Each year, the Committee reevaluates the specific performance metrics and the associated performance goals for future year awards.

The annual incentive bonus plan allows for the Committee to use its discretion as to the appropriate treatment of any impact that a financial restatement would have on annual bonus payouts. Should a financial restatement occur, the Committee would review the facts and circumstances surrounding the restatement to determine the impact, if any, on current or future compensation. The Board or the Committee has the discretion to adjust the plan year results to properly reflect the effects of any acquisition or other unusual event that occurred during the plan year. For fiscal 2011, there were no such adjustments made.

Setting Performance Goals and Award Opportunities

Once the performance metrics are established, the Committee reviews and approves payout matrices that establish a threshold, target and maximum performance goals for each metric based on the Company’s operating business plan, taking into account what the Committee and management believe to be the likelihood of achieving the business plan, and a range of award opportunities for achieving each performance goal. Because the Committee does not believe that annual incentive compensation should be paid for financial results that fall below minimum acceptable levels, no annual incentive payouts will be made for performance below the threshold performance goal. Similarly, because the Committee believes that additional annual incentive payments for performance above certain performance levels has no beneficial incentive effect, no incremental payouts are made under the annual incentive bonus plan for financial performance exceeding the maximum level performance goal.

Target award levels, expressed as a percentage of base salary for each participant, differ by individual based upon the overall responsibility of the employment position and in relation to such percentages established by the survey data. The ranges are annually reviewed and updated, as applicable, by the Committee.

For fiscal 2011, the Committee determined that any potential payouts would be at reduced percentages of base salary due to the cost reduction efforts that have been undertaken to partially offset the decline in profitability resulting from the current economic conditions and their impact on school spending. The payout percentages the Committee approved for fiscal 2011 were as follows:

	Payout Levels as % of Base Salary
Executive Position	Payout at Threshold	Payout at Target	Payout at Maximum
David Vander Zanden	7%	10%	20%
David Vander Ploeg	7%	10%	20%
Steven Korte	7%	10%	20%
Richmond Holden	7%	10%	20%
Rachel McKinney	7%	10%	20%

The Committee uses the market 50th percentile as the target positioning for the annual incentive plans. The Committee strives to set the threshold, target and maximum performance goals at levels such that the relative likelihood that the Company will achieve such goals remains consistent from year to year. It is the intent of the Committee that the threshold goals should be attainable a majority of the time, target goals should, on average, be reasonably expected to be achieved and that maximum goals should be attained a minority of the time. These levels of expected performance are taken into consideration in the compensation philosophy and evaluation of compensation previously discussed. Establishing the expected performance goals relative to these criteria is inherently subject to considerable judgment on the part of the Committee. When making these judgments the Committee considers the Company’s past performance, the volatility of the performance, the budget, current economic conditions and other forecasts of future results. For fiscal 2011, the Committee established targets that it believed had a lesser percentage of achievability than goals established in prior years due to the current economic conditions.

Measuring Actual Financial Performance Against Metrics

The Committee reviewed the Company’s actual performance against the established goals and determined that the performance targets for fiscal 2011 were not met at the threshold level and, as a result, no payouts had been earned. The performance goals and actual performance for the above-mentioned metrics were as follows:

	Adjusted EPS	Educational Resources EBITDA (000’s)	Accelerated Learning EBITDA (000’s)
Threshold	$1.30	$61,171	$50,668
Target	$1.62	$63,063	$52,235
Maximum	$2.02	$69,369	$57,459
Actual	$(0.31)	$35,267	$46,599

Since the Company did not achieve the threshold performance levels, for the third year in a row, the Company did not make any payouts to its Named Executive Officers.

Equity-Based Long-Term Incentives

The Company believes that providing for equity ownership by its executive officers is an important component in ensuring that executive officers’ interests remain closely aligned with the interests of the Company’s shareholders. Equity ownership is accomplished through a balanced mix of two types of long-term incentive grants for its executive officers, (1) stock options and (2) performance-based NSUs.

The Committee believes the combination of these two types of long-term incentive grants provides a balance between two elements of its compensation policy: paying for performance and aligning the interests of executives with shareholders. Both types of awards are performance-based and value is strictly tied to Company performance. The Committee believes stock options, which typically vest over four years, are inherently performance-based because the exercise price is equal to the market value of the underlying stock on the date the option is granted, and therefore the option has value to the holder only if the market value of the Common Stock appreciates over time. Thus, stock options are intended to provide equity compensation to our employees, including our Named Executive Officers, only when value is created for the Company’s shareholders. Performance-based NSUs are designed to mirror shareholder interests by exposing executives to downside risk in the event of a decline in the Company’s performance. NSU payouts are entirely contingent on the attainment of performance goals, which are intended to foster stock ownership among executive officers and to meet the objective of providing incentives to the executive officers to achieve and exceed long-term financial goals, both through the number of shares earned and the value of those shares when received.

Typically, at its meeting in June of each year, the Committee makes its annual equity incentive award decisions. The Committee also establishes the performance metric and related goals and award opportunities for NSUs at the June meeting.

During fiscal 2011, the Company had in place two equity incentive plans pursuant to which the Committee could grant equity-based awards to executive officers of the Company (and others): the 2002 Stock Incentive Plan (the “2002 Plan”), and the 2008 Equity Incentive Plan (the “2008 Plan”). The Committee has established guidelines for the administration and use of equity-based compensation in a manner consistent with the compensation objectives and philosophy described above.

The executive compensation analysis prepared by the Independent Compensation Consultant is used as a market check to determine whether the proposed grant date fair value of any long-term incentive awards are comparable to the 50th percentile of long-term compensation awarded by those companies in the survey data for each executive level position. This comparison is intended to provide a guideline as to current market practices rather than a benchmark against which the Company’s long-term equity incentive awards are measured. While the Committee typically targets the 50th percentile, for fiscal 2010 grants the Committee used its discretion to reduce the size of such awards to opportunities approximately 80% of this level to reflect the economic downturn and its expected impact on long-term incentive grants in general in the US.

Non-Qualified Stock Options

The Company established a policy of granting stock option awards annually in fiscal 2010. Prior to fiscal 2010, stock options were typically granted in three-year cycles. The amount to be granted with these annual awards was intended to equal one third of the amounts awarded in three year cycles prior to fiscal 2010. The Committee believes these annual grants are more consistent with prevailing market practices and will be more effective in achieving the objectives of retention and motivating long-term performance. The Committee also believes that annual grants will better mitigate distortions caused by stock price volatility over time. In fiscal 2010, the Committee modified the expiration period for exercising stock options upon normal retirement and early retirement effective for future grants. The change had no impact on fiscal 2011 and earlier grants. As modified for normal retirement, which is defined at age 65 with a minimum of five years of service to the Company, unvested stock options will immediately vest. For early retirement, which is defined as a combined age/service of 65 with a minimum age of 55, vesting of unvested stock options will not be accelerated. In the event of either normal or early retirement, participants will be allowed three years to exercise vested options, not to exceed the original ten-year term.

In accordance with the above philosophy, and based upon the recommendations by the Committee determined using the Independent Compensation Consultant’s executive compensation analysis, in fiscal 2011, the Named Executive Officers were awarded non-qualified options to purchase the following number of shares of Common Stock at an exercise price equal to the closing price of the Common Stock on the date of grant.

Executive Position	Non-Qualified Stock Options Granted
David Vander Zanden	103,000
David Vander Ploeg	25,000
Steven Korte	20,000
Richmond Holden	20,000
Rachel McKinney	9,000

All stock options were granted with an exercise price equal to the fair market value on the date of grant. The stock options of the Named Executive Officers and all other employees vest ratably over four years.

Performance Based Non-Vested Stock Units (NSUs)

NSUs have been granted to the Named Executive Officers and other executive officers, commencing with fiscal 2008. NSU grants, similar to stock option grants, typically are awarded at the June meeting of the board of directors. The NSUs are intended to provide an incentive for the executive officers to achieve the Company’s longer-term financial and strategic objectives while also encouraging retention, as the value of the NSUs are linked to the price of the Common Stock at the three-year vesting point and are subject to forfeiture if the executive officer leaves the Company during the three-year cycle.

The target goal is established such that it should, on average, be reasonably expected to be achieved, at which point a payout of 100% of the executive’s target number of NSUs is earned. This approach is designed to provide a meaningful incentive to achieve strong results. The Committee will certify whether the performance goals have been met and approve the payout of any awards made under the plan after the audited financial statements covering the end of the performance period have been issued. It is the Committee’s intention to employ performance-based NSU awards on annual basis going forward as a component of equity-based compensation.

Details regarding NSU awards made for the last three fiscal years are as follows:

Fiscal 2009 NSUs: For executive officers, vesting of the NSUs granted at the beginning of fiscal 2009 was contingent upon a cumulative three-year average Adjusted EPS goal. The Committee had used three-year average Adjusted EPS as the performance metric because the Committee believed that it most closely aligned the long-term interests of the executive officers with long term interests of the shareholders. The performance period for the fiscal 2009 grant includes fiscal 2009 through 2011. The fiscal 2009 NSUs and subsequent grants employ a matrix of payouts (to be made in shares of Common Stock) between the established threshold and maximum three-year average Adjusted EPS goals, ranging from 80% to 200% of an executive’s targeted number of NSUs. The Adjusted EPS goal was established and approved by the Committee within 90 days of the beginning of the award cycle. The grant of NSU awards for the three-year fiscal period 2009-2011 is referred to as the “Fiscal 2009 Performance Share Program.”

The three-year average Adjusted EPS threshold, target, and maximum performance goals for the Fiscal 2009 Performance Share Program were $2.32, $2.90 and $3.63, respectively. The three-year performance period ended April 30, 2011. The actual performance of $1.05 was below the established threshold of $2.32. Thus, there were no shares earned under the Fiscal 2009 Performance Share Program.

Fiscal 2010 NSUs: For executive officers, the number of shares to be paid pursuant to NSUs granted at the beginning of fiscal 2010 was contingent upon a one-year Adjusted EPS goal, excluding any diluted earnings per share impact associated with acquisitions or divestitures made during the fiscal year. The Committee used a one-year Adjusted EPS metric as the performance metric for the NSUs, as the Committee determined that the economic downturn has caused uncertainty in the market resulting in an environment in which it is extremely difficult to accurately forecast results and establish multi-year performance goals. However, in order to preserve the retention value of the NSUs granted under the Fiscal 2010 Performance Share Program, shares of Common Stock to be earned under the program based on Fiscal 2010 performance will not be issued until June 22, 2012, contingent upon the participants’ continued employment with the Company. The grant of NSU awards for the three-year fiscal period 2010-2012 is referred to as the “Fiscal 2010 Performance Share Program.”

The one-year Adjusted EPS threshold, target, and maximum for the Fiscal 2011 Performance Share Program were $1.64, $2.05, and $2.56, respectively. The one-year performance period ended as of April 24, 2010, with an Adjusted EPS, excluding the impact of acquisitions and divestitures, of $1.80, or 88% of target. As such, the number of shares awarded to the Company’s Named Executive Officers under the Fiscal 2010 Performance Share Program was as follows:

Executive Position	Number of Shares Earned for Fiscal 2010 Performance Share Program
David Vander Zanden	28,776
David Vander Ploeg	6,424
Steven Korte	4,488
Richmond Holden	—
Rachel McKinney	2,816

For Mr. Vander Zanden, the shares under the Fiscal 2010 Performance Share Program will vest in full and be distributed upon the termination of his employment. For the other Named Executive Officers, these shares will vest on June 22, 2012, contingent upon the applicable Named Executive Officer’s continued employment with the Company through that date.

Fiscal 2011 NSUs: For executive officers, the number of shares to be paid pursuant to NSUs granted at the beginning of fiscal 2011 was contingent upon a one-year Adjusted EPS target, excluding any diluted earnings per share impact associated with acquisitions or divestitures made during the fiscal year. The Committee used a one-year Adjusted EPS metric as the performance metric for the NSUs for the same reasons as with the Fiscal 2010 Performance Share Program. As with the Fiscal 2010 Performance Share Program, shares of Common Stock to be paid under the 2011 Performance Share Program based on fiscal 2011 performance will not be issued until the third anniversary of the date of grant, or June 22, 2013, contingent upon the participants’ continued employment with the Company. The grant of awards for the three-year fiscal period 2011-2013 is referred to as the “Fiscal 2011 Performance Share Program.” As the economy stabilizes, the Committee will reconsider the use of multi-year performance goals for NSUs.

The one-year Adjusted EPS threshold, target, and maximum for the Fiscal 2010 Performance Share Program were $1.30, $1.62, and $2.02, respectively. The one-year performance period ended as of April 30, 2011, with an Adjusted EPS, excluding the impact of impairments, of $(0.06), which was below the threshold. As such, there were no shares earned under the Fiscal 2011 Performance Plan.

The Company expenses the grant date fair value of the NSUs over the three-year vesting period and reassesses the attainment of the performance level on a quarterly basis. As discussed above, the Company changed the performance period from a three-year to a one-year cycle, but the NSUs granted in fiscal 2010 still vest over a three-year period. Thus, the Company expenses the grant date fair value of the NSUs for fiscal 2010 over the three-year vesting period.

Fiscal 2011 Retention Awards

In June, 2010, in addition to the annual long-term incentive equity awards, the Committee made a special one-time grant of restricted shares to serve as an additional retention vehicle. These restricted shares were made to Company’s management team and vest over a four or five-year vesting period.

The Committee’s decision to grant restricted shares was based on the determination that the lack of annual cash incentive awards for the past three years and the lower value of the long-term equity awards due to decreased stock prices have significantly reduced the retention incentive of the Company’s overall compensation program. As a result, the Committee believed there was a significant risk of key Company executives being successfully recruited by other companies.

As a result, the Committee elected to make a special one-time grant of retention awards as an additional incentive for key executives and director-level associates to remain with the Company. For director-level associates, 30% of the restricted shares will vest two years after the grant date, an additional 30% will vest three years after the grant date and the final 40% will vest four years after the grant date. For executive-level associates, including Named Executive Officers, 30% of the restricted shares will vest three years after the grant date, an additional 30% will vest four years after the grant date and the final 40% will vest five years after the grant date.

The amount of restricted shares awarded to the Named Executive Officers was as follows:

Executive	Number of Shares
David Vander Ploeg	12,000
Steven Korte	12,000
Richmond Holden	12,000
Rachel McKinney	5,000

David Vander Zanden voluntarily declined to participate in the special grant of retention awards.

Retirement Income Program

The Company offers retirement benefits to its employees through the tax-qualified employee and employer-funded School Specialty, Inc. 401(k) Plan. The Committee allows for the participation of the Named Executive Officers in this plan, and the terms governing the retirement benefits under this plan for the Named Executive Officers are the same as those available for other eligible employees. Employees, including the Company’s Named Executive Officers, may have materially different account balances because of a combination of factors: the number of years that the person has participated in the plan, the amount of money contributed, and the investments chosen by the participant. The plan does not involve any guaranteed minimum returns or above-market returns. Instead, the investment returns are dependent upon actual investment results. Employees direct their own investments in the 401(k) Plan.

Stock Ownership Guidelines

In keeping with the Committee’s desire to link the interests of management and shareholders, the Committee adopted stock ownership guidelines for its executive officers in fiscal 2008. The Committee views these stock ownership guidelines as an effective means of aligning the interests of the executive officers with those of shareholders, since it requires executive officers to be subject to long-term stock price volatility. These equity ownership guidelines have been implemented for the Named Executive Officers, other members of executive management, and directors and were originally required to be met by the later of June 2013 or six years after the commencement of employment for newly-hired executive officers and directors. When establishing these guidelines, the Committee’s intention was that the annual equity compensation awards (stock options and NSU’s) would provide a means for the executives to achieve the guidelines. However, the Company’s current stock price has resulted in “out of the money” stock options which has prevented executives from using stock acquired through option exercises to meet the guidelines. As such, during fiscal 2011, the Committee has extended this deadline by two additional years for those originally subject to the guidelines.

Under the guidelines, the fixed target value of shares to be held has been determined as a multiple of annual base salary for Company executive officers and as a multiple of the annual retainer for directors. The targets, expressed as multiple of salary or annual retainer, are as follows:

Chief Executive Officer	4.0 times base salary
Chief Financial Officer	1.0 times base salary
Executive Vice Presidents	1.0 times base salary
Outside Directors	4.0 times annual director retainer

A milestone check will occur in year four with the expectation that the executive officers have attained at least 50% of the required share ownership. Should the executive have not attained at least 50% of the required ownership within four years or 100% of the guideline by the end of the eighth year, the Board has the discretion to pay 30% to 50% of the executive officer’s annual bonus in Common Stock to support further attainment of the ownership requirement. For purposes of calculating the progress towards the ownership guideline, the participant’s established guideline value is divided by the Company’s average closing price of its Common Stock over the prior 365-day period and rounded to the nearest 100 shares.

The Committee performed a milestone check in fiscal 2011 in order to assess the progress for both Named Executive Officers and Directors. At the milestone check the Directors and the Chief Executive Officer had attained at least 50% of the target ownership level.

Perquisites and Other Personal Benefits

Other than relocation-related perquisites which may be provided to senior leaders and executive officers, the Company does not provide perquisites to the Named Executive Officers. Personal benefits provided to all employees, including the Named Executive Officers, include employee discounts on Company products, subsidies on health care costs, and paid time off.

Tax Deductibility of Executive Compensation

Section 162(m) of the Code generally disallows a tax deduction to public corporations for compensation over $1 million for any fiscal year paid to the corporation’s chief executive officer and other highly compensated executive officers whose compensation is required to be reported in this Proxy Statement as of the end of any fiscal year. However, Section 162(m) also provides that qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. In making compensation decisions, it is the Committee’s current intention to recommend plans and awards which will meet the requirements for deductibility for tax purposes under Section 162(m). Because of uncertainties as to the application and interpretation of Section 162(m), no assurance can be given that the compensation paid to our most highly compensated officers will be deductible for federal income tax purposes, notwithstanding the Company’s efforts to satisfy such section. In addition, the Company may pay compensation that does not satisfy these requirements for deduction if it is deemed advisable for business reasons.

Summary Compensation Information. The following table sets forth the compensation earned by the Named Executive Officers during fiscal 2011:

Summary Compensation Table—Fiscal 2011

Name and Principal Position	Fiscal Year	Salary ($) (1)	Bonus ($) (6)	Stock Awards ($) (2) (3)	Option Awards ($) (4)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($) (5)	Total ($)
David J. Vander Zanden	2011	$649,038	$—	$694,960	$697,835	$—	$—	$2,041,833
Chief Executive Officer	2010	$662,019	$—	$664,137	$700,910	$—	$—	$2,027,066
	2009	$675,000	$—	$754,355	$—	$—	$6,900	$1,436,255

David Vander Ploeg	2011	$317,308	$—	$399,840	$169,378	$—	$—	$886,526
Vice President and	2010	$323,654	$—	$148,263	$155,758	$—	$—	$627,674
Chief Financial Officer	2009	$330,000	$—	$153,950	$329,291	$—	$6,537	$819,777

Steven F. Korte	2011	$350,928	$—	$371,280	$135,502	$—	$—	$857,710
Executive Vice President,	2010	$334,982	$—	$103,581	$112,815	$—	$—	$551,378
Educational Publishing	2009	$330,802	$—	$184,740	$—	$—	$6,900	$522,442

Richmond Y. Holden (6)	2011	$317,308	$—	$371,280	$135,502	$—	$—	$824,090
Executive Vice President,	2010	$220,367	$—	$—	$62,594	$—	$—	$282,962
Educational Resources

Rachel P. McKinney (6)	2011	$272,356	$—	$156,128	$60,975	$—	$—	$489,459
Executive Vice President,	2010	$277,803	$—	$64,992	$68,417	$—	$—	$411,212
Chief Human Resources Officer

(1)	Base salary amounts reflect a two-week furlough in fiscal 2011 and one-week furlough in fiscal 2010.

(2)	These amounts reflect the grant date fair value of the stock awards granted during the indicated fiscal year, computed in accordance with FASB ASC Topic 718, Compensation-Stock Compensation. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to performance-based vesting conditions. The assumptions made in valuing the stock awards are included under the caption “Share-Based Compensation Expense” in Note 13 of the Notes to Consolidated Financial Statements in 2011, 2010, and 2009 Annual Reports on Form 10-K, and such information is incorporated herein by reference.

(3)	The amounts reflect the grant date fair value of the NSU and restricted stock awards granted during the fiscal year. The Adjusted EPS performance metric associated with the fiscal NSU awards are reviewed on a quarterly basis by the Committee. The Company determined the Adjusted EPS metric for the fiscal 2009 and 2011 NSU awards would not be attained by the Company and reversed the expense recognized in the second quarter of fiscal 2009 and 2011, respectively. Fiscal 2010 Adjusted EPS metric was attained and shares will be awarded at 88% of target based on the vesting schedule.

(4)	These amounts reflect the grant date fair value of the option awards granted during the indicated fiscal year, computed in accordance with FASB ASC Topic 718, Compensation-Stock Compensation. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The assumptions made in valuing the option awards are included under the caption “Share-Based Compensation Expense” in Note 13 of the Notes to Consolidated Financial Statements in the Company’s 2011, 2010, and 2009 Annual Reports on Form 10-K, and such information is incorporated herein by reference.

(5)	These amounts represent contributions by the Company under the School Specialty, Inc. 401(k) plan. The Company match was suspended for all associates including Named Executive Officers in fiscal 2010 and fiscal 2011.

(6)	Ms. McKinney and Mr. Holden became executive officers of the Company as of May 14, 2010 and March 15, 2010, respectively.

Grants of Plan-Based Awards. Details of grants of options to acquire School Specialty Common Stock and an estimate of our future payouts under our non-equity incentive plan for fiscal 2011 for Named Executive Officers are listed below.

Grants of Plan-Based Awards—Fiscal 2011

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (3)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards (2)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
David J. Vander Zanden	(1)	$47,250	$67,500	$135,000	29,200	36,500	45,625	—	103,000	$19.04	$1,392,795
David Vander Ploeg	(1)	$23,100	$33,000	$66,000	7,200	9,000	11,250	12,000	25,000	$19.04	$569,218
Steven F. Korte	(1)	$25,575	$36,535	$73,070	6,000	7,500	9,375	12,000	20,000	$19.04	$506,782
Richmond Y. Holden	(1)	$15,719	$22,456	$44,912	6,000	7,500	9,375	12,000	20,000	$19.04	$506,782
Rachel P. McKinney	(1)	$19,828	$28,325	$56,650	2,560	3,200	4,000	5,000	9,000	$19.04	$217,103

(1)	Represents potential cash awards under the Company’s Incentive Bonus Plan, awards of NSUs for the 2011 Performance Award Cycle and the one-time retention restricted stock awards.

(2)	Amounts shown reflect the grant date fair value computed in accordance with FASB ASC Topic 718, Compensation-Stock Compensation. The assumptions used in the computation of this amount are included in Note 13, “Share-Based Compensation Expense,” in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on July 1, 2011.

(3)	As of the date of this Proxy Statement, the amount of the payout of 2011 Performance Award Cycle associated with the grant of the fiscal 2011 NSUs had been determined. No shares will be issued under the 2011 Performance Award Cycle as the threshold Adjusted EPS goal was not achieved.

Employment Agreements

The Company is party to an employment agreement with each of the Named Executive Officers who is currently employed with the Company. Each employment agreement sets forth the terms of that officer’s employment, including among other things, salary, cash incentive plan arrangements, separation arrangements and other compensation. Material terms are described below. The employment agreements in place on December 31, 2008 were amended on that date to comply with Section 409A of the Code. The amendments did not change the amounts of or reasons for potential payments under these agreements.

In connection with the Company’s announcement that Mr. Vander Zanden intends to retire effective April 28, 2012, on June 27, 2011, the Company entered into an employment agreement with Mr. Vander Zanden. The agreement provides for an annual base salary of at least $675,000 (subject to increase at the discretion of the

Board of Directors) participation in a performance-based incentive compensation plan, and entitlement to any incentive bonus earned under the Company’s senior management bonus program for the fiscal year ended April 28, 2012. Common stock earned by Mr. Vander Zanden under the Fiscal 2010 Performance Share Program will vest in full and be distributed upon the termination of his employment. In the event Mr. Vander Zanden’s employment is terminated due to his death or disability or upon a change of control, Mr. Vander Zanden would be entitled to receive his base salary through April 28, 2013. Additionally, during any period of salary continuation described in the agreement, Mr. Vander Zanden and his family will continue to be covered under all health insurance coverage of the Company at the then-effective cost sharing arrangement between Mr. Vander Zanden and the Company. Consistent with his prior employment agreement, Mr. Vander Zanden is entitled to be nominated by the Board of Directors of the Company for election to the Board at the 2012 Annual Meeting for a three year term. In the event Mr. Vander Zanden is nominated for election to the Board at the 2012 Meeting but is not elected, or is not or is unable to be nominated for any reason other than as a result of termination of his employment for cause or voluntarily by Mr. Vander Zanden, Mr. Vander Zanden’s stock options will be amended to provide for the same vesting and exercisability as if he had been elected to the Board for a three-year term. The agreement contains a non-compete provision that applies during Mr. Vander Zanden’s employment and continues for a period of two years following termination of employment, and a confidentiality provision that is triggered upon the termination of Mr. Vander Zanden’s employment and continues for a period of two years.

On November 5, 2002, the Board of Directors of School Specialty approved an Executive Term Life Insurance Plan (the “Plan”) for Mr. Vander Zanden. The Plan provided for $20 million of term life insurance coverage on the life of Mr. Vander Zanden. The Plan, with premiums paid by the Company, provided coverage under two separate policies. The first policy provided for $10 million of coverage, with the Company designated as the beneficiary. The second policy provided for $10 million of coverage, with beneficiaries designated by Mr. Vander Zanden. At the request of Mr. Vander Zanden, the Board of Directors authorized cancellation of the second policy in fiscal 2006, reducing the total coverage from $20 million to $10 million with the Company as the sole remaining beneficiary.

The Company entered into an employment agreement with Mr. Vander Ploeg effective April 21, 2008. The agreement has an initial term of three years, with automatic on year renewals, unless either party gives notice of non-renewal. The agreement provides for an annual base salary of $330,000 (subject to increase at the discretion of the Board of Directors), participation in an incentive bonus plan with a 50% of annual earned base salary target with a maximum opportunity of 100%, an option to purchase 35,000 shares of Common Stock as approved by the Committee of the Board of Directors at the regular meeting held in May of 2008, and participation in an equity-based performance incentive plan beginning in fiscal 2009 consisting of a grant of NSUs at a target of 5,000 units, as approved by the Committee at the June 2008 regular meeting. The agreement contains confidentiality and non-compete provisions that continue for 18 months after termination of employment. In the event Mr. Vander Ploeg’s employment is terminated without cause, he is entitled to a severance payment equal to 12 months of base salary, payable in accordance with the normal Company payroll practices. Mr. Vander Ploeg will have no additional rights if his employment is terminated for cause, death, disability or resignation, except for the right to receive any unpaid base salary, accrued time off or reimbursement of expenses to which he is entitled.

The Company entered into an employment agreement with Mr. Korte on December 6, 2005. The agreement has an initial term of three years, with automatic one year renewals, unless either party gives notice of non-renewal. The agreement provides for an annual base salary of $265,000 (subject to increase at the discretion of the Board of Directors), participation in an incentive bonus plan, an option to purchase 50,000 shares of Common Stock, relocation benefits and participation in an equity-based performance incentive plan. Mr. Korte’s annual base salary was increased to $375,000 in June 2010 as described above. The agreement contains confidentiality and non-compete provisions during employment and for 24 and 18 months respectively after termination of employment. In the event Mr. Korte’s employment is terminated without cause, he is entitled to a severance payment equal to 12 months of base salary, payable in accordance with the normal Company payroll practices. Mr. Korte will have no additional rights if his employment is terminated for cause, death, disability or resignation, except for the right to receive any unpaid base salary, accrued time off or reimbursement of expenses to which he is entitled.

The Company entered into an employment agreement with Ms. McKinney on August 28, 2007. The agreement has an initial term of three years, with automatic one year renewals, unless either party gives notice of non-renewal. The agreement provides for an annual base salary of $275,000 (subject to increase at the discretion of the Board of Directors), participation in an incentive bonus plan, an option to purchase 20,000 shares of Common Stock as approved by the Committee of the Board of Directors at the meeting held on August 29, 2007, and participation in an equity-based performance incentive plan beginning in fiscal 2008 consisting of a grant of NSUs at a target of 4,000 units, as approved by the Committee at the August 29, 2007 meeting. The agreement contains confidentiality and non-compete provisions during employment and for 18 months after termination of employment. In the event Ms. McKinney’s employment is terminated without cause, she is entitled to a severance payment equal to 12 months of base salary, payable in accordance with the normal Company payroll practices. Ms. McKinney will have no additional rights if her employment is terminated for cause, death, disability or resignation, except for the right to receive any unpaid base salary, accrued time off or reimbursement of expense to which she in entitled.

The Company entered into an employment agreement with Mr. Holden on March 15, 2010. The agreement has an initial term of three years, with automatic one year renewals, unless either party gives notice of non-renewal. The agreement provides for an annual base salary of $330,000 (subject to increase at the discretion of the Board of Directors), participation in an incentive bonus plan, an option to purchase 20,000 shares of Common Stock as approved by the Committee of the Board of Directors at the regular meeting held in June of 2010, and participation in an equity-based performance incentive plan. The agreement contains confidentiality and non-compete provisions during employment and for 18 months after termination of employment. In the event Mr. Holden’s employment is terminated without cause, he is entitled to a severance payment equal to 12 months of base salary, payable in accordance with the normal Company payroll practices. Mr. Holden will have no additional rights if his employment is terminated for cause, death, disability or resignation, except for the right to receive any unpaid base salary, accrued time off or reimbursement of expenses to which he is entitled.

Outstanding Equity Awards. The following table provides information regarding options held at fiscal yearend by the Named Executive Officers:

Outstanding Equity Awards at April 30, 2011

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (3)(11)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
David J. Vander Zanden	50,000	—	(1)	$24.10	11/5/2012	28,776	426,173	61,000	$903,410
	250,000	—	(1)(9)	$38.91	2/20/2017
	24,075	72,225	(1)(4)	$20.31	6/22/2019
	—	103,000	(1)(10)	$19.04	6/28/2020

David Vander Ploeg	17,500	17,500	(1)(8)	$29.48	5/5/2018	18,424	272,859	14,000	$207,340
	5,350	16,050	(1)(4)	$20.31	6/22/2019
	—	25,000	(1)(10)	$19.04	6/28/2020

Steven F. Korte	50,000	—	(1)(5)	$36.82	12/7/2015	16,488	244,187	13,500	$199,935
	3,875	11,625	(1)(4)	$20.31	6/22/2019
	—	20,000	(1)(10)	$19.04	6/28/2020

Richmond Y. Holden	4,875	1,625	(1)(7)	$35.46	6/12/2017	12,000	177,720	9,100	$134,771
	2,150	6,450	(1)(4)	$20.31	6/22/2019
	—	20,000	(1)(10)	$19.04	6/28/2020

Rachel P. McKinney	15,000	5,000	(1)(6)	$36.50	8/29/2017	7,816	115,755	6,200	$91,822
	2,350	7,050	(1)(4)	$20.31	6/22/2019
	—	9,000	(1)(10)	$19.04	6/28/2020

(1)	Represents unvested options that were not “in-the-money” based on the closing price of the Common Stock of $14.81 as of April 30, 2011.

(2)	Represents the number of shares of Common Stock that would be earned pursuant to the Fiscal 2009 and 2011 Performance Share Programs based on achievement of the Adjusted EPS goal is attained at target.

(3)	As of the date of this Proxy Statement, the number of shares of common stock that the recipient will receive associated with Fiscal 2009, 2010 and 2011 Performance Share Programs had been determined. Because the Company’s three-year Adjusted EPS for the Fiscal 2009-2011 performance period was less than the threshold three-year average Adjusted EPS goal for the NSUs granted pursuant to the Fiscal 2009 Performance Share Program, no shares were earned under that program. The Company’s Adjusted EPS for fiscal 2010 was between the threshold and target Adjusted EPS goals for the NSUs granted pursuant to the Fiscal 2010 Performance Share Program. Therefore, a number of shares equal to 88% of the target payout were earned under the Fiscal 2010 Performance Share Program. These shares will vest on June 22, 2012, contingent upon the recipient’s continued employment with the Company through that date. The Company’s Adjusted EPS for fiscal 2011 was less than the threshold Adjusted EPS goal for the NSUs granted pursuant to the Fiscal 2011 Performance Share Program. Therefore, no shares were earned under the Fiscal 2011 Performance Share Program.

(4)	The options granted on June 22, 2009, with an expiration date of June 22, 2009, vest in four equal annual installments on June 22, 2010, June 22, 2011, June 22, 2012, and June 22, 2013, respectively.

(5)	The options granted on December 7, 2005, with an expiration date of December 7, 2015, vested in four equal annual installments on December 7, 2006, December 7, 2007, December 7, 2008, and December 7, 2009 respectively.

(6)	The options granted on August 29, 2007, with an expiration date of August 29, 2017, vest in four equal annual installments on August 29, 2008, August 29, 2009, August 29, 2010, and August 29, 2011, respectively.

(7)	The options granted on June 12, 2007, with an expiration date of June 12, 2017, vested in four equal annual installments on June 12, 2008, June 12, 2009, June 12, 2010, and June 12, 2011, respectively.

(8)	The options granted on May 5, 2008, with an expiration date of May 5, 2018, vest in four equal annual installments on May 5, 2009, May 5, 2010, May 5, 2011, and May 5, 2012, respectively.

(9)	The options granted on February 20, 2007, with an expiration date of February 20, 2017, vested in four equal annual installments on February 20, 2008, February 20, 2009, February 20, 2010, and February 20, 2011, respectively.

(10)	The options granted on June 28, 2010, with an expiration date of June 28, 2020, vest in four equal annual installments on June 28, 2011, June 28, 2012, June 28, 2013, and June 28, 2014, respectively.

(11)	Restricted shares awarded on June 28, 2010 will vest 30% on June 28, 2013, an additional 30% on June 28, 2014 and the final 40% on June 28, 2015.

Option Exercises. There were no options to acquire Common Stock exercised during fiscal 2011 by the Named Executive Officers.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Potential Payments upon Termination by the Company

Under the employment agreement in effect for Mr. Vander Zanden as of April 30, 2011, upon termination of his employment without cause, Mr. Vander Zanden was eligible for salary continuation through the remaining term of his contract. Based upon the terms of the agreement, the minimum amount of salary continuation Mr. Vander Zanden would have received was two years of annual base salary and the maximum was three years of annual base salary. Under his current employment agreement, which was effective as of June 27, 2011, upon termination of his employment without cause, Mr. Vander Zanden will receive salary continuation until April 28, 2013. During any period of salary continuation, Mr. Vander Zanden and his family will continue to be covered under all health insurance coverage of the Company at the then-effective cost sharing arrangement between Mr. Vander Zanden and the Company.Upon termination without cause, Messrs. Vander Ploeg, Korte, and Holden and Ms. McKinney are eligible for a severance payment of 12 months of base salary as further quantified in the table below.

No payments are required to any Named Executive Officer upon termination for cause (in each case, as defined in the applicable agreement).

Potential Payments upon Retirement, Death or Disability

Executive officers are not eligible for any additional benefits upon retirement. Upon death or disability, Mr. Vander Zanden, under the employment agreement in effect as of April 30, 2011, was eligible for salary continuation through the remaining term of that employment agreement, including health insurance coverage as previously mentioned. Under his current employment agreement, which was effective as of June 27 ,2011, upon death or disability, Mr. Vander Zanden is eligible for salary continuation through April 28, 2013.

For options granted after fiscal 2010, equity incentives under the Corporation’s plans at “normal retirement” would vest in their entirety with a 3 year period to exercise. For options granted after fiscal 2010, equity incentives under the Corporations plans at “early retirement” would not have accelerated vesting but would be provided a 3 year period to exercise.

Potential Payments upon a Change of Control

Upon a change of control, Mr. Vander Zanden, under the employment agreement in effect as of April 30, 2011, hasd the right to terminate his employment and was eligible for salary continuation through the remaining term of that employment agreement, including health insurance coverage as previously mentioned. Under his current employment agreement, which was effective as of June 27, 2011, upon a change of control, Mr. Vander Zanden is eligible for salary continuation through April 28, 2013.

No other Named Executive Officers are entitled to salary continuation benefits upon a change of control. Any unvested equity awards granted to employees and non-employee directors will vest upon a change of control.

The table below reflects the amounts that would have been payable to each of the Named Executive Officers of the Company had such person terminated his employment effective as of April 30, 2011. The actual amounts payable can only be determined at the time of an individual’s separation from the Company.

Potential Payments Upon Termination or Change of Control

Name and Benefit	Voluntary Termination	Retirement	Involuntary Not For Cause Termination	For Cause Termination	Change-in- Control (2)	Disability	Death
David J. Vander Zanden
Base Salary (1)	$—	$—	$1,584,863	$—	$1,584,863	$1,584,863	$1,584,863
Equity Award Vesting acceleration (3)					$1,329,583	$—	$—
David N. Vander Ploeg
Base Salary	$—	$—	$330,000	$—	$—	$—	$—
Equity Award Vesting acceleration (3)					$480,199	$—	$—
Steven F. Korte
Base Salary	$—	$—	$375,000	$—	$—	$—	$—
Equity Award Vesting acceleration (3)					$444,122	$—	$—
Richmond Y. Holden
Base Salary	$—	$—	$330,000	$—	$—	$—	$—
Equity Award Vesting acceleration (3)					$312,491	$—	$—
Rachel P. McKinney
Base Salary	$—	$—	$283,250	$—	$—	$—	$—
Equity Award Vesting acceleration (3)					$207,577	$—	$—

(1)	The salary continuation benefits reflected for Mr. Vander Zanden reflect the amount payable assuming termination on the last day of fiscal 2011 under the employment agreement in effect on that date. Through this date, Mr. Vander Zanden and his family shall continue receive health insurance coverage of the Company at the then-effective cost sharing arrangement between Mr. Vander Zanden and the Company.

(2)	Upon a change of control, Mr. Vander Zanden has the right to terminate his employment and is eligible for salary continuation through the remaining term of his contract in effect on April 30, 2011. No other Named Executive Officers are entitled to salary continuation benefits upon a change of control. Any unvested equity awards granted to employees and non-employee directors will vest upon a change of control.

(3)	The amounts shown reflect the accelerated vesting of unvested NSUs and restricted stock, which are payable at target upon a change of control. Based on the closing price of our Common Stock as of April 30, 2011, the Named Executive Officers have no “in the money” stock options which would be accelerated upon a change in control.

NON-EMPLOYEE DIRECTOR COMPENSATION

The Compensation Committee Charter provides for the Committee to review the level and composition of compensation provided to non-employee members of the Board of Directors on a periodic basis, and to approve any changes. Such approval shall be ratified by a majority of independent members of the Board of Directors.

The current compensation program for non-employee directors is designed to both provide fair compensation for work required of directors of a company the size and complexity of School Specialty, Inc. and align the interests of directors with those of our shareholders. Non-employee directors are compensated with a combination of both cash and equity-based compensation. The Committee’s target for the equity component of the annual director compensation is at least 50 percent of the total annual director compensation.

Non-employee directors are currently paid an annual retainer of $50,000 plus $1,000 for each additional special meeting and committee meeting attended and are reimbursed for all out-of-pocket expenses related to their service as directors. The non-executive chairman is paid an additional annual retainer of $50,000, and the Audit, Compensation, and Nominating and Governance Committee chairpersons are paid additional annual retainers of $10,000, $5,000 and $5,000, respectively.

Non-employee directors are granted options under our stock incentive plans to purchase 15,000 shares of Common Stock upon their initial election as members of the Board of Directors. During the June meeting of the Board of Directors each year, each non-employee director is awarded an annual grant under the Company’s equity incentive plans which approximates at least $65,000 in value. This target amount of equity-based compensation is based on the Committee’s estimate of the average annual cash compensation earned by the Company’s directors, thus targeting a total compensation objective of approximately equal cash and equity components.

Prior to fiscal 2008, the equity award was granted entirely in the form of stock options. Beginning in fiscal 2009, the Committee has targeted approximately one-half the value of this annual equity-based compensation to be granted in the form of stock options, and approximately one-half the value of this equity-based compensation to be granted in the form of NSUs. In June 2010, non-employee directors were each awarded 4,800 stock options and 1,700 NSUs. Stock options are granted at an exercise price equal to the fair market value on the date of grant and have three year, variable vesting schedules (20% after year one, 50% cumulative after year two, and 100% cumulative after year three). The NSUs are fully earned and vested after the one-year anniversary of the date of grant.

Director Compensation

Name	Fees Earned or Paid in Cash($)	Option Awards ($) (1)	Stock Awards ($) (1) (2)	Total ($)
Terry L. Lay	$114,000	$32,496	$32,368	$178,864
Edward C. Emma	$59,000	$32,496	$32,368	$123,864
Herbert A. Trucksess, III	$76,000	$32,496	$32,368	$140,864
Jacqueline F. Woods	$69,000	$32,496	$32,368	$133,864
Jonathan J. Ledecky	$57,000	$32,496	$32,368	$121,864
A. Jacqueline Dout	$71,000	$32,496	$32,368	$135,864

(1)	The amounts reflect the dollar value of the compensation cost of options and NSUs granted during fiscal 2011, computed in accordance with FASB ASC Topic 718. The assumptions used in the computation of these amounts are included in Note 15, “Share-Based Compensation Expense,” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 28, 2011. As of April 30, 2011 each Director had outstanding options to purchase the following number of shares of common stock: Terry L. Lay: 41,900; Edward C. Emma: 31,900 Herbert A. Trucksess, III: 31,900; Jacqueline F. Woods: 31,900; Jonathan J. Ledecky: 46,900; and A. Jacqueline Dout: 26,900.

(2)	In June 2010, each director received 1,700 NSUs, which fully vest as of June 28, 2011.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the management of the Company and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and, through incorporation by reference from this Proxy Statement, the Company’s Annual Report on Form 10-K for the fiscal year end April 30, 2011.

The Compensation Committee:

A. Jacqueline Dout (Chairperson)

Herbert A. Trucksess, III

Jacqueline F. Woods

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No current member of the Compensation Committee, nor anyone who was a member of the Compensation Committee during fiscal 2011, has ever been an officer of School Specialty or any of our subsidiaries, and none of our executive officers has served on the compensation committee or the board of directors of any company of which any of our directors is an executive officer.

PROPOSAL TWO: ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act, which was enacted in July 2010, and the applicable SEC rules require the Company to provide its shareholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of the Named Executive Officers as disclosed in this Proxy Statement in accordance with the SEC’s compensation disclosure rules.

As described in detail under “Executive Compensation—Compensation Discussion and Analysis” in this Proxy Statement, the Compensation Committee strongly believes in the concepts of pay for performance and aligning the compensation of the Named Executive Officers with the interests of shareholders, and believes that these concepts are reflected in the Named Executive Officers’ compensation for fiscal 2011. Specifically, the Company’s executive compensation program is designed such that a significant portion of the annual compensation paid to the Named Executive Officers should vary with the Company’s business performance without encouraging inappropriate risk taking, and such that the annual and long-term financial objectives of our Named Executive Officers are aligned with the interests of shareholders.

Market conditions deteriorated during fiscal 2011 more than the Company originally expected. In addition, execution issues in pricing and catalog circulation had a negative impact on Company sales. The Company responded to the decline in school funding by initiating cost savings actions and continuing its focus on free cash flow. In light of the Company’s 2011 financial results, the Company did not achieve the threshold performance requirement for either the annual cash bonus plan or the NSU awards. Therefore, no cash bonus was paid for fiscal 2011 and the NSUs granted during fiscal 2011 were forfeited. This was the third year in a row that no cash bonuses were paid to the named executive officers. In addition, stock options granted during fiscal 2011, as well as all other outstanding option awards, were “underwater” as of the end of the fiscal year, meaning the exercise price was higher than the price of the Company’s stock and thus the options had no intrinsic value.

The Committee believes these outcomes reflect the strong pay for performance orientation of School Specialty’s executive compensation program and the Compensation Committee’s overall philosophy with regard to executive compensation.

The vote on this resolution is not intended to address any specific element of compensation. Rather, the vote relates to the compensation of the Named Executive Officers as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. The vote is advisory, meaning that the results are not binding on the Company, the Board of Directors or the Compensation Committee. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

Accordingly, the Company asks that shareholders vote on the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to School Specialty’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.”

The Board of Directors unanimously recommends a vote FOR approval of the compensation of the Named Executive Officers, as disclosed in this Proxy Statement.

PROPOSAL THREE: ADVISORY VOTE ON THE FREQUENCY OF ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act and the applicable SEC rules also provide that shareholders must be given the opportunity to vote, on a nonbinding, advisory basis, for their preference as to how frequently the Company should seek future advisory votes on Named Executive Officer compensation as disclosed in accordance with the SEC’s compensation disclosure rules. By voting on this proposal, shareholders may indicate whether they prefer that the Company conduct future advisory votes on Named Executive Officer compensation once every one, two or three years.

The advisory vote to determine whether the advisory shareholder vote on Named Executive Officer compensation should occur once every one, two or three years is a plurality vote. The Company will consider shareholders to have expressed a nonbinding preference for the frequency option that receives the most favorable votes. While the vote will not be binding on the Board of Directors, the Board values the opinions expressed by the Company’s shareholders and will take into account the outcome of the vote when determining how often the shareholder vote on executive compensation will occur.

The proxy card provides shareholders with four choices: every one, two or three years, or abstain. Shareholders are not voting to approve or disapprove the Board’s recommendation.

The Board of Directors believes that an annual advisory vote on Named Executive Officer compensation will allow shareholders to provide timely, direct input on the Company’s executive compensation philosophies, objectives and practices as disclosed in the Proxy Statement each year. As a result, the Board of Directors unanimously recommends a vote in favor of ONE YEAR as the frequency of an advisory vote on the compensation of our Named Executive Officers.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information as of April 30, 2011 regarding shares of our Common Stock outstanding and available for issuance under our equity compensation plans—the Amended and Restated School Specialty, Inc. 1998 Stock Incentive Plan (the “1998 Plan”), the 2002 Stock Incentive Plan (the “2002 Plan”) and the 2008 Equity Incentive Plan (the “2008 Plan”). Under the 2002 Plan, we may grant stock options and other awards from time to time to employees, consultants, advisors and independent contractors of School Specialty and its subsidiaries, as well as non-employee directors and officers of School Specialty. No additional options may be granted under the 1998 Plan, which expired on June 8, 2008. The 1998 Plan was approved by the Company’s shareholders on August 29, 2000 and the 2002 Plan was approved by the shareholders on August 27, 2002. An amended and restated version of the 2002 Plan was approved by the shareholders on August 29, 2007. The 2008 Plan was approved by the shareholders on August 19, 2008.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (3)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (4)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)
Equity compensation plans approved by security holders (1)	1,567,152	$29.29	1,825,036
Equity compensation plans not approved by security holders (2)	0	0	0
Total	1,567,152	$29.39	1,825,036

(1)	Grants of shares of Common Stock under the 2002 Plan are limited to 1,500,000 shares, and under the 2008 Plan are limited to 2,000,000 shares.

(2)	Each of School Specialty’s equity compensation plans has been approved by School Specialty’s shareholders.

(3)	Amounts shown include 50,952 shares subject to NSUs awarded to executive officers, and 10,200 shares subject to NSUs granted to directors.

(4)	Prices shown do not include shares subject to unvested NSUs.

PROPOSAL FOUR: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

Upon recommendation of the Audit Committee and subject to ratification by the shareholders at the Annual Meeting, the Audit Committee has appointed Deloitte & Touche LLP (“Deloitte”), an independent registered public accounting firm, to audit the consolidated financial statements of School Specialty for the fiscal year ending April 28, 2012. Deloitte audited the financial statements of School Specialty for the fiscal year ended April 30, 2011. Representatives of Deloitte will be present at the Annual Meeting to make any statement they may desire and to respond to appropriate questions from shareholders.

If shareholders do not ratify the appointment of Deloitte, the selection of our independent registered public accounting firm will be reconsidered by the Audit Committee.

The Board of Directors unanimously recommends a vote FOR ratification of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2011.

AUDIT COMMITTEE REPORT

In accordance with its written charter, the Audit Committee oversees all accounting and financial reporting processes and the audit of our financial statements. The Audit Committee assists the Board of Directors in fulfilling its responsibility to our shareholders, the investment community and governmental agencies relating to the quality and integrity of our financial statements and the qualifications, independence and performance of our independent registered public accounting firm. During fiscal 2011, the Audit Committee met four times, and the Audit Committee chair, the designated representative of the Audit Committee, discussed the interim financial information contained in each of our quarterly reports on Form 10-Q with the Chief Financial Officer and independent registered public accounting firm prior to their filing with the SEC.

In June 2011, the Audit Committee appointed Deloitte & Touche LLP (“Deloitte”) to serve as our independent registered public accounting firm for fiscal 2012.

Independent Registered Public Accounting Firm Independence and Fiscal 2011 Audit. In discharging its duties, the Audit Committee obtained from Deloitte, our independent registered public accounting firm for the 2011 audit, a formal written statement describing all relationships between Deloitte and us that might bear on Deloitte’s independence in accordance with the applicable requirements of the Public Company Accounting Oversight Board. In addition, the Audit Committee discussed with Deloitte any relationships that may impact Deloitte’s objectivity and independence and satisfied itself as to Deloitte’s independence. The Audit Committee also independently discussed with management and Deloitte the quality and adequacy of School Specialty’s internal controls, and reviewed with Deloitte its audit plans, audit scope and identification of audit risks.

The Audit Committee discussed and reviewed with Deloitte all communications required by generally accepted auditing standards, including those described in AU Section 380, “The Auditor’s Communication with Those Charged With Governance” and, with and without management present, discussed and reviewed the results of Deloitte’s fiscal 2011 audit of the financial statements.

Fiscal 2011 Financial Statements and Recommendations of the Committee. The Audit Committee separately reviewed and discussed our audited financial statements and management’s discussion and analysis of financial condition and results operations (“MD&A”) as of and for the fiscal year ended April 30, 2011 with management and Deloitte. Management has the responsibility for the preparation of our financial statements and the independent registered public accounting firm has the responsibility for the examination of those statements.

Based on the above-mentioned review, and discussions with management and Deloitte, the Audit Committee recommended to the Board of Directors that our audited financial statements and MD&A be included in our annual report on Form 10-K for the fiscal year ended April 30, 2011 for filing with the SEC.

Fees Paid to Deloitte & Touche LLP. The aggregate fees billed for professional services by Deloitte during fiscal 2011 and fiscal 2010 were approximately as follows:

Type of Fees	Fiscal 2011	Fiscal 2010
Audit Fees	$645,000	$635,000
Audit-Related Fees	107,000	0
Tax Fees	366,716	283,200
All Other Fees	0	0

Total	$1,118,716	$919,200

In the above table, “audit fees” are fees School Specialty paid Deloitte for professional services for the audit of School Specialty’s consolidated financial statements included in its annual report on Form 10-K and review of financial statements included in its quarterly reports on Form 10-Q, or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements. Services related to School Specialty’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002 are included in audit fees for fiscal 2011 and 2010. “Audit-related fees” are fees billed by Deloitte for assurance and related services that are reasonably related to the performance of the audit or review of School Specialty’s financial statements. Audit-related services for fiscal 2011 included services related primarily to the audit of valuations completed in conjunction with the Company’s assessment of goodwill audit. “Tax fees” are fees for tax compliance, tax advice, and tax planning. Tax-related services for fiscal 2011 and fiscal 2010 included tax return preparation and consulting. There were no “other fees” paid in fiscal 2011 or fiscal 2010.

The Audit Committee pre-approves all audit and non-audit work, including tax compliance and tax consulting, performed by Deloitte. However, the Audit Committee has delegated the approval of one category of non-audit services, post-closing accounting services related to School Specialty’s future acquisitions and dispositions, to the Chairman in the event it is not administratively expedient for the full Audit Committee to approve and authorize such services. In such case, the Chairman is required to make a report to the full Audit Committee at its next meeting. All audit and non-audit services provided by Deloitte during fiscal 2011 were pre-approved by the Audit Committee.

In performing all of the functions described above, the Audit Committee acts only in an oversight capacity. The Audit Committee does not complete its reviews of the matters described above prior to School Specialty’s public announcements of financial results and, necessarily, in its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for the Company’s financial statements and reports and internal control over financial reporting, and of the independent auditors, who, in their report, express an opinion on the conformity of the Company’s annual financial statements to accounting principles generally accepted in the United States and on the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee:

Herbert A. Trucksess, III (Chairman)

Terry L. Lay

A. Jacqueline Dout

OTHER MATTERS

Although management is not aware of any other matters that may come before the Annual Meeting, if any such matters should be presented, the persons named in the enclosed proxy card intend to vote in accordance with their best judgment.

SUBMISSION OF SHAREHOLDER PROPOSALS

In accordance with our Bylaws, nominations, other than by or at the direction of the Board of Directors, of candidates for election as directors at the 2012 Annual Meeting of Shareholders must be submitted to us no earlier than May 25, 2012 and no later than June 24, 2012. Any other shareholder proposed business to be brought before the 2011 Annual Meeting of Shareholders must be submitted to us no later than March 23, 2012. Shareholder proposed nominations and other shareholder proposed business must be made in accordance with our Bylaws which provide, among other things, that shareholder proposed nominations must be accompanied by certain information concerning the nominee and the shareholder submitting the nomination, and that shareholder proposed business must be accompanied by certain information concerning the proposal and the shareholder submitting the proposal. To be considered for inclusion in the proxy statement solicited by the Board of Directors, shareholder proposals for consideration at the 2012 Annual Meeting of Shareholders of School Specialty must be received by us at our principal executive offices, W6316 Design Drive, Greenville, Wisconsin, 54942 on or before March 23, 2011. Proposals should be directed to Ms. Karen A. Riching, Assistant Secretary. To avoid disputes as to the date of receipt, it is suggested that any shareholder proposal be submitted by certified mail, return receipt requested.

Shareholders may obtain a copy of our Annual Report on Form 10-K for fiscal 2011 at no cost by writing to Ms. Karen A. Riching, Assistant Secretary, School Specialty, Inc., W6316 Design Drive, Greenville, Wisconsin, 54942.

By Order of the Board of Directors,

Joseph F. Franzoi IV, Secretary

Appendix A

Companies included in general industry executive compensation survey data

3M

7-Eleven

A&P

A.O. Smith

A.T. Cross

Abbott Laboratories

Accenture

ACH Food

Advanced Micro Devices

Aerojet

Aeropostale

Agilent Technologies

Agrium U.S.

Air Products and Chemicals

Alcoa

Allergan

Amazon.com

American Airlines

American Crystal Sugar

AMERIGROUP

Ameron

AMETEK

Amgen

Amway

APL

Applied Materials

ARAMARK

Armstrong World Industries

Arrow Electronics

ArvinMeritor

Arysta LifeScience North America

AstraZaneca

AT&T

Atos Origin

Automatic Data Processing

Avery Dennison

Avis Budget Group

Avon Products

BAE Systems

Ball

Barrick Gold of North America

Battelle Memorial Institute

Baxter International

Bayer CropScience

Bayer

Beckman Coulter

Benjamin Moore

Best Buy

Big Lots

Biogen Idec

Bio-Rad Laboratories

Blockbuster

Blyth

Bob Evans Farms

Boehringer Ingelheim

Boeing

Booz Allen Hamilton

Boston Scientific

Bovis Lend Lease

Brady

Brown-Forman

Bush Brothers

CA

CACI International

Cadbury North America

Callaway Golf

Cameron International

Cardinal Health

Cargill

Carlson Companies

Carmeuse Lime & Stone

Carpenter Technology

Catalent Pharma Solutions

Caterpillar

CDI

Celestica

Celgene

Century Aluminum

Cephalon

CH2M Hill

Chiquita Brands

Choice Hotels International

Chrysler

CHS

CITGO Petroleum

Coca-Cola Enterprises

Colgate-Palmolive

CommScope

CompuCom Systems

ConAgra Foods

Continental Airlines

Continental Automotive Systems

ConvaTec

Convergys

Covance

Covidien

Cox Enterprises

Crown Castle

CSR

CSX

Cubic

CVS Caremark

Daiichi Sankyo

Daimler Trucks North America

Dana

Dannon

Dean Foods

Delta Air Lines

Deluxe

Dentsply

Diageo North America

DIRECTV

Donaldson

Dow Chemical

Dr Pepper Snapple

DuPont

E.W.Scripps

Eastman Chemical

Eastman Kodak

Eaton

eBay

Ecolab

Eisai

Eli Lilly

Embarq

Embraer

EMC

EMCOR Group

EMI Music

Emulex

Endo Pharmaceuticals

Equifax

ESRI

Evergreen Packaging

Esterran

Fairchild Controls

FANUC Robotics America

Federal-Mogul

First Solar

Fiserv

Fluor

Ford

Forest Laboratories

Fortune Brands

Freeport-McMoRan Copper & Gold

Frontier Airlines

G&K Services

GAF Materials

Gannett

Gap

Garmin

GATX

Gavilon

Genentech

General Atomics

General Dynamics

General Electric

General Mills

General Motors

GenTek

Genzyme

GEO Group

Getty Images

Gilead Sciences

GlaxoSmithKline

Goodrich

Goodyear Tire & Rubber

Gorton’s Greif

GTECH

GXS

H.B. Fuller

Hanesbrands

Harland Clarke

Harley-Davidson

Harman International Industries

Hayes Lemmerz

Henkel of America

Herman Miller

Hershey

Hertz

Hess

Hexion Specialty Chemicals

Hitachi Data Systems

HNI

HNTB

Hoffmann-La Roche

Honeywell

Hortzon Lines

Hormel Foods

Hospira

Houghton Mifflin

Hovnanian Enterprises

Hunt Consolidated

IBM

IDEXX Laboratories

IKON Office Solutions

IMS Health

Ingersoll-Rand

Intel

Intercontinental Hotels

International Flavors & Fragrances

International Game Technology

International Paper

Invensys Controls

Invensys Process Systems

Irvine Company

J. Crew

J.M. Smucker

J.R. Simplot

Jack in the Box

Jacobs Engineering

Jarden

JetBlue

JM Family

Johns-Manville

Johnson & Johnson

Johnson Controls

Kaman Industrial Technologies

Kansas City Southern

KB Home

KBR

Kellogg

Kelly Services

Kerry Ingredients & Flavours

Kimco Realty

Kinross Gold

KLA- Tencor

Koch Industries

Kohler

Kohl’s

L.L. Bean

L-3 Communications

Lafarge North America

Land O’Lakes

Leggett and Platt

Level 3 Communications

Lexmark International

Life Technologies

Life Touch

Limited

Lockheed

Martin

Lorillard Tobacco

Magellan Midstream Partners

Marriott International

Martin Marietta Materials

Mary Kay

Masco

Mattel

Matthews International

McClatchy

McDermott

McDonald’s

McKesson

MeadWestvaco

Meadco Health Solutions

Media General

Medimmune

Medtronic

Merck & Co

Metavante Technologies

MetroPCS Communications

Microsoft

Millennium Pharmaceuticals

Millipore

Mine Safety Appliances

Molson Coors Brewing

Motorola

MSC Industrial Direct

Navistar International

NCR

Neoris USA

Nestle USE

New York Times

Newmont Mining

NewPage

Nokia

Noranda Aluminum

Norfold Southern

Novartis

Novartis Consumer Health

Novell

Novo Nordisk Pharmaceuticals

NuStar Energy

NXP Semi-Conductor

Nycomed US

Occidental Petroleum

Office Depot

Omnova Solutions

Oshkosh Truck

Owens Corning

Owens-Illinois

Panasonic of North America

Papa John’s

Parametric Technology

Parker Hannifin

Parsons

PepsiCo

Perot Systems

Pfizer

PhRMA

Pioneer Hi-Bred International

Pitney Bowes

Pittsburgh Corning

Plexus

Polaris Industries

PolyOne

Potash

PPG Industries

Praxair

Putte Homes

Purdue Pharma

QUALCOMM

Quest Diagnostics

Quintiles

Qwest Communications

R.H. Donnelly

R.R. Donnelley

Ralcorp Holdings

Rayonier

Raytheon

Reader’s Digest

Regal-Beloit

Research in Motion

RF Micro Devices

Rio Tinto

Roche Diagnostics

Rockwell Automation

Rockwell Collins

Rolls-Royce North America

S.C. Johnson

Safety-Kleen Systems

SAID

Sanofi Pasteur

Sanofi-Aventis

Sara Lee

SAS Institute

SCA Americas

Schering-Plough

Schlumbergr

Schneider Electric

Schreiber Foods

Schwans

Seagate Technology

Sealed Air

Securitas Security Services USA

Sensata Technologies

Sherwin-Williams

Shire Pharmaceuticals

Siemens

Smurfit-Stone Container

Sodexo USA

Sonoco Products

Sony Corporation of America

Southwest Airlines

Spectra Energy

Sprint Nextel

SPX

Stantec

Staples

Starbucks

Starwood Hotels & Resorts

Steelcase

Sun Microsystems

Sundt Construction

Sunoco

Target

Taubman Centers

Taylor-Wharton International

TeleTech Holdings

Tellabs

Teradata

Terex

Terra Industries

Textron

Thomas & Betts

Time Warner

Time Warner Cable

Timex

T-Mobile USA

Toro

Tribune

Tupperware

Tyco Electronics

U.S. Foodservice

UC4 Software

Unilever United States

Union Pacific

Unisys

United Airlines

United Rentals

United States Cellular

United States Steel

United Technologies

Universal Studios Orlando

US Airways

USG

Valero Energy

Verizon

Vertex Pharmaceuticals

VF

Viacom

Viad

Virgin Mobile USA

Visteon

Volvo Group North America

Vulcan Materials

VWR International

W.R. Grace

W.W. Grainger

Walt Disney

Waste Management

Watson Pharmaceuticals

Wendy’s/Arby’s Group

Western Digital

Western Union

Weyerhaeuser

Whirlpool

Whole Foods Market

Winn-Dixie Stores Wm. Wrigley Jr.

WPP

Wyeth Pharmaceuticals

Wyndham Worldwide

Xerox

Yum! Brands

Zale

ANNUAL MEETING OF SHAREHOLDERS OF

SCHOOL SPECIALTY, INC.

August 23, 2011

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Shareholders to be held on August 23, 2011:

School Specialty Inc.’s Proxy Statement and Annual Report on Form 10-K

are available online at http://www.amstock.com/proxyservices/viewmaterial.asp?CoNumber=07081

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

” Please detach along perforated line and mail in the envelope provided. ”

20230403000000000000 6	082311

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

						FOR	AGAINST	ABSTAIN
1. Election of two directors to serve until the 2014 Annual Meeting of Shareholders as Class I directors.				2. Advisory vote on the compensation of School Specialty, Inc.’s named executive officers.		☐	☐	☐
NOMINEES:
☐	FOR ALL NOMINEES	O Edward C. Emma O Jonathan J. Ledecky			1 year	2 years	3 years	ABSTAIN
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES			3. Advisory vote on the frequency of the vote on the compensation of School Specialty, Inc.’s named executive officers.	☐	☐	☐	☐
☐	FOR ALL EXCEPT (See instructions below)					FOR	AGAINST	ABSTAIN
				4. Ratification of the appointment of Deloitte & Touche LLP as School Specialty, Inc.’s independent registered public accounting firm for fiscal 2011.		☐	☐	☐
5. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ˜				Number of shares

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign your proxy card exactly as your name or names appear hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title, as such. If a corporation, please sign in full corporate name by the president or other authorized officer, giving full title, as such. If a partnership, please sign in partnership name by an authorized person and state your title.

ANNUAL MEETING OF SHAREHOLDERS OF

SCHOOL SPECIALTY, INC.

August 23, 2011

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER

ACCOUNT NUMBER

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Shareholders to be held on August 23, 2011:

School Specialty Inc.’s Proxy Statement and Annual Report on Form 10-K

are available at http://www.amstock.com/proxyservices/viewmaterial.asp?CoNumber=07081

” Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ”

20230403000000000000 6	082311

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

						FOR	AGAINST	ABSTAIN
1. Election of two directors to serve until the 2014 Annual Meeting of Shareholders as Class I directors.				2. Advisory vote on the compensation of School Specialty, Inc.’s named executive officers.		☐	☐	☐
NOMINEES:
☐	FOR ALL NOMINEES	O Edward C. Emma O Jonathan J. Ledecky			1 year	2 years	3 years	ABSTAIN
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES			3. Advisory vote on the frequency of the vote on the compensation of School Specialty, Inc.’s named executive officers.	☐	☐	☐	☐
☐	FOR ALL EXCEPT (See instructions below)					FOR	AGAINST	ABSTAIN
				4. Ratification of the appointment of Deloitte & Touche LLP as School Specialty, Inc.’s independent registered public accounting firm for fiscal 2011.		☐	☐	☐
5. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ˜				Number of shares

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign your proxy card exactly as your name or names appear hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title, as such. If a corporation, please sign in full corporate name by the president or other authorized officer, giving full title, as such. If a partnership, please sign in partnership name by an authorized person and state your title.

SCHOOL SPECIALTY, INC.

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned appoints David J. Vander Zanden and David N. Vander Ploeg, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse side, all of the shares of stock of School Specialty, Inc. held of record by the undersigned on July 8, 2011 at the 2011 Annual Meeting of Shareholders of School Specialty, Inc. to be held on August 23, 2011, and at any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is indicated, this proxy will be voted FOR the election of the individuals nominated to serve as Class I directors, FOR approval of the compensation of the Company’s named executive officers; in favor of ONE YEAR as the frequency of the advisory vote on the compensation of the Company’s named executive officers, and “FOR” the ratification of the appointment of the independent registered public accounting firm, each of which is being proposed by School Specialty, Inc.

(Continued and to be signed on the reverse side.)

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